EXECUTION

HomEq Servicing Corporation,

as Servicer

and

Lehman Brothers Holdings Inc.,

as Seller

and

Wells Fargo Bank, N.A.,

as Master Servicer

_____________________________

Structured Asset Securities Corporation

Fremont Home Loan Trust

Mortgage Pass Through Certificates, Series 2004-3

SECURITIZATION SERVICING AGREEMENT

Dated as of October 1, 2004

_____________________________

TABLE OF CONTENTS

Page

ARTICLE I.

Definitions

ARTICLE II.

seller’S ENGAGEMENT OF SERVICER TO PERFORM SERVICING

 RESPONSIBILITIES

Section 2.01.     Contract for Servicing; Possession of Servicing Files.                14

Section 2.02.     Books and Records.                                                                     15

ARTICLE III.

Servicing of the Mortgage Loans

Section 3.01.     Servicer to Service.                                                                      15

Section 3.02.     Collection and Liquidation of Mortgage Loans.                          17

Section 3.03.     Establishment of and Deposits to Custodial Account.                 18

Section 3.04.     Permitted Withdrawals From Custodial Account.                       20

Section 3.05.     Establishment of and Deposits to Escrow Account.                    21

Section 3.06.     Permitted Withdrawals From Escrow Account.                          21

Section 3.07.     Notification of Adjustments.                                                        22

Section 3.08.     Reserved.                                                                                      23

Section 3.09.     Payment of Taxes, Insurance and Other Charges.                       23

Section 3.10.     Protection of Accounts.                                                                23

Section 3.11.     Maintenance of Hazard Insurance.                                              24

Section 3.12.     Maintenance of Mortgage Impairment Insurance.                       25

Section 3.13.     Maintenance of Fidelity Bond and Errors and Omissions

                          Insurance.                                                                                     26

Section 3.14.     Inspections.                                                                                  26

Section 3.15.     Restoration of Mortgaged Property.                                            27

Section 3.16.     Maintenance of PMI and/or LPMI Policy; Claims.                     27

Section 3.17.     Title, Management and Disposition of REO Property.                29

Section 3.18.     Real Estate Owned Reports.                                                        31

Section 3.19.     Liquidation Reports.                                                                    31

Section 3.20.     Reports of Foreclosures and Abandonments of Mortgaged

                          Property.                                                                                       32

Section 3.21.     Prepayment Charges.                                                                   32

Section 3.22.     Compliance with Safeguarding Customer Information

                          Requirements.                                                                              32

Section 3.23.     Superior Liens.                                                                             33

Section 3.24.     Charged-off Mortgage Loans.                                                      33

Section 3.25.     Advance Facility.                                                                         34

ARTICLE IV.

PAYMENTS TO MASTER SERVICER

Section 4.01.     Remittances.                                                                                 35

Section 4.02.     Statements to Seller.                                                                    36

Section 4.03.     Monthly Advances by Servicer.                                                   37

Section 4.04.     Due Dates Other Than the First of the Month.                            38

Section 4.05.     Credit Reporting.                                                                         38

ARTICLE V.

GENERAL SERVICING PROCEDURES

Section 5.01.     Transfers of Mortgaged Property.                                                38

Section 5.02.     Satisfaction of Mortgages and Release of Mortgage Files.         39

Section 5.03.     Servicing Compensation.                                                             40

Section 5.04.     Annual Audit Report.                                                                   40

Section 5.05.     Annual Officer’s Certificate.                                                        40

Section 5.06.     Inspection.                                                                                    41

Section 5.07.     Cooperation with Back-up Master Servicer.                                41

ARTICLE VI.

Representations, Warranties and Agreements

Section 6.01.     Representations, Warranties and Agreements of the Servicer.    42

Section 6.02.     Remedies for Breach of Representations and Warranties of

                          the Servicer.                                                                                 44

Section 6.03.     Additional Indemnification by the Servicer.                               44

Section 6.04.     Indemnification with Respect to Certain Taxes and Loss

                          of REMIC Status.                                                                         45

Section 6.05.     Reporting Requirements of the Commission.                              46

ARTICLE VII.

THE SERVICER

Section 7.01.     Merger or Consolidation of the Servicer.                                    46

Section 7.02.     Limitation on Liability of the Servicer and Others.                     47

Section 7.03.     Limitation on Resignation and Assignment by the Servicer.      47

ARTICLE VIII.

TERMINATION

Section 8.01.     Termination for Cause.                                                                48

Section 8.02.     Termination Without Cause.                                                        50

Section 8.03.     Special Termination Events.                                                        51

Section 8.04.     Termination for Distressed Mortgage Loans.                              53

ARTICLE IX.

MISCELLANEOUS PROVISIONS

Section 9.01.     Successor to the Servicer.                                                            54

Section 9.02.     Costs.                                                                                            55

Section 9.03.     Protection of Confidential Information.                                       56

Section 9.04.     Notices.                                                                                        56

Section 9.05.     Severability Clause.                                                                     58

Section 9.06.     No Personal Solicitation.                                                             58

Section 9.07.     Counterparts.                                                                                59

Section 9.08.     Place of Delivery and Governing Law.                                       59

Section 9.09.     Further Agreements.                                                                    59

Section 9.10.     Intention of the Parties.                                                                59

Section 9.11.     Successors and Assigns; Assignment of Servicing

                          Agreement.                                                                                   59

Section 9.12.     Assignment by the Seller.                                                            59

Section 9.13.     Amendment.                                                                                 60

Section 9.14.     Waivers.                                                                                       60

Section 9.15.     Exhibits.                                                                                       60

Section 9.16.     Intended Third Party Beneficiaries.                                             60

Section 9.17.     General Interpretive Principles.                                                   61

Section 9.18.     Reproduction of Documents.                                                       61

EXHIBITS

EXHIBIT A                 MORTGAGE LOAN SCHEDULE

EXHIBIT B                 CUSTODIAL ACCOUNT LETTER AGREEMENT

EXHIBIT C                 ESCROW ACCOUNT LETTER AGREEMENT

EXHIBIT D-1             STANDARD FILE LAYOUT – SCHEDULED/SCHEDULED

EXHIBIT D-2             STANDARD FILE LAYOUT – DELINQUENCY REPORTING

EXHIBIT E                 FREMONT HOME LOAN TRUST 2004-3 TRUST AGREEMENT

EXHIBIT F                 FORM OF CERTIFICATION

EXHIBIT G                 FANNIE MAE GUIDE NO. 95-19

This Securitization Servicing Agreement (this “Agreement”), entered into as of the 1st day of October, 2004, by and among LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (the “Seller”) and HOMEQ SERVICING CORPORATION, a New Jersey corporation (“Servicer”), WELLS FARGO BANK, N.A., as master servicer (the “Master Servicer”) and acknowledged by U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”) under the Trust Agreement (as defined herein), recites and provides as follows:

W I T N E S S E T H:

WHEREAS, the Servicer and Lehman Brothers Bank, FSB (the “Bank”) are parties to a Flow Subservicing Agreement, dated as of April 1, 2004 (the “Bank Flow Servicing Agreement”), pursuant to which the Servicer services the residential, adjustable rate and fixed rate mortgage loans identified on Exhibit A hereto (the “Mortgage Loans”).

WHEREAS, pursuant to an Assignment and Assumption Agreement, dated October 1, 2004 (the “Assignment Agreement”), the Seller acquired from the Bank all of the Bank’s right, title and interest in and to the Mortgage Loans and assumed for the benefit of the Servicer and the Bank the rights and obligations of the Bank as owner of such Mortgage Loans pursuant to the Bank Flow Servicing Agreement.

WHEREAS, the Seller has conveyed the Mortgage Loans on a servicing-retained basis to Structured Asset Securities Corporation (the “Depositor”), which in turn has conveyed the Mortgage Loans to U.S. Bank National Association (the “Trustee”) under a trust agreement dated as of October 1, 2004 (the “Trust Agreement”), among the Trustee, the Depositor, the Master Servicer, Wells Fargo Bank, N.A., as securities administrator (the “Securities Administrator”), Aurora Loan Services Inc., as back-up master servicer (the “Back-up Master Servicer”) and The Murrayhill Company, as credit risk manager (the “Credit Risk Manager”);

WHEREAS, the Seller desires that the Servicer service the Mortgage Loans pursuant to this Agreement, and the Servicer has agreed to do so, subject to the right of the Seller and of the Master Servicer to terminate the rights and obligations of the Servicer hereunder at any time and to the other conditions set forth herein;

WHEREAS, the Seller and the Servicer agree that the provisions of the Bank Flow Servicing Agreement shall not apply to the Mortgage Loans for so long as the Mortgage Loans remain subject to the provisions of the Trust Agreement;

WHEREAS, the Master Servicer shall be obligated under the Trust Agreement, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Servicing Agreement upon the occurrence and continuance of an Event of Default as provided herein;

WHEREAS, multiple classes of certificates (the “Certificates”), including the Class P the Class X Certificates, will be issued on the Closing Date pursuant to the Trust Agreement and Lehman Brothers Inc. or a nominee thereof is expected to be the initial registered holder of the Class P and Class X Certificates;

WHEREAS, subsequent to the Closing Date Lehman Brothers Inc. intends to convey all of its rights, title and interest in and to the Class P and the Class X Certificates and all payments and all other proceeds received thereunder to an owner trust or other special purpose entity in which it will hold the sole equity interest, which owner trust or other special purpose entity will issue net interest margin securities (“NIM Securities”) through an indenture trust, such NIM Securities secured, in part, by the payments on such Certificates (the “NIMS Transaction”);

WHEREAS, one or more insurers (collectively, the “NIMS Insurer”) may each issue one or more insurance policies guaranteeing certain payments under the NIM Securities to be issued pursuant to the indenture in the NIMS Transaction;

WHEREAS, in the event there may be two or more individual insurers it is intended that the rights extended to the NIMS Insurer pursuant to this Agreement be allocated among two or more individual insurers that issue insurance policies in connection with the NIMS Transaction through a NIMS Insurance Agreement by and among such insurers and the parties hereto;

WHEREAS, the Seller and the Servicer acknowledge and agree that the Seller will assign all of its rights and delegate all of its obligations hereunder (excluding the Seller’s rights to terminate the rights and obligations of the Servicer hereunder) to the Trustee, on behalf of the Trust Fund, and that each reference herein to the Seller is intended, unless otherwise specified, to mean the Seller or the Trustee, on behalf of the Trust Fund, as assignee, whichever is the owner of the Mortgage Loans from time to time;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller, the Master Servicer and the Servicer hereby agree as follows:

ARTICLE I.

DEFINITIONS

The following terms are defined as follows:

Accepted Servicing Practices:  With respect to any Mortgage Loan, those mortgage servicing practices of (i) prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located and (ii) in accordance with applicable state, local and federal law, rules and regulations.

Agreement:  This Securitization Servicing Agreement and all amendments hereof and supplements hereto.

Ancillary Income:  All income derived from the Mortgage Loans, excluding Servicing Fees and Prepayment Charges attributable to the Mortgage Loans, including but not limited to, interest received on funds deposited in the Custodial Account or any Escrow Account, late charges, Prepayment Interest Excess Amounts (after taking into account Compensating Interest payments), fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges. The Servicer shall retain all Ancillary Income to the extent not required to be deposited into the Custodial Account.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein or if the related Mortgage has been recorded in the name of MERS or its designee, such actions as are necessary to cause the Trustee or its designee to be shown as the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

Back-up Master Servicer:  Aurora Loan Services Inc. or any successor in interest.

Business Day:  Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the States of New York, California and Maryland are authorized or obligated by law or executive order to be closed.

Certificateholder:  The meaning set forth in the Trust Agreement.

Certificates:  Any or all of the Certificates issued pursuant to the Trust Agreement.

Charged-Off Mortgage Loan:  As defined in Section 3.24 hereof.

Closing Date:  October 22, 2004.

Code:  The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Combined Loan-to-Value Ratio:  As to any Second Lien Mortgage Loan at any date of determination, the ratio (expressed as a percentage) of the principal balance of such Mortgage Loan at the date of determination, plus the principal balance of any Superior Lien based upon the most recent information available to the Servicer, to (a) in the case of a purchase, the lesser of the sales price of the related Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinancing or modification, the appraised value of the related Mortgaged Property at the time of such refinancing or modification.

Compensating Interest:  With respect to any Remittance Date, the lesser of (a) the aggregate Prepayment Interest Shortfall Amount, if any, for such Remittance Date (after netting the aggregate Prepayment Interest Excess Amounts for such Remittance Date and excluding any payments made upon liquidation of the Mortgage Loan), and (b) the amount of the aggregate Servicing Fee payable to the Servicer for the Mortgage Loans for such Remittance Date.

Condemnation Proceeds:  All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan documents.

Custodial Account:  The separate account or accounts created and maintained pursuant to Section 3.03.

Custodial Agreement:  The custodial agreement relating to the custody of the Mortgage Loans, between the Custodian and the Trustee, as acknowledged by the Servicer, dated as of October 1, 2004.

Custodian:  U.S. Bank National Association and its respective successors and assigns.

Depositor:  Structured Asset Securities Corporation, a Delaware corporation, or any successor in interest.

Determination Date:  With respect to each Remittance Date, the 15th day of the month in which such Remittance Date occurs, or, if such 15th day is not a Business Day, the next succeeding Business Day.

Distressed Mortgage Loan:  As of any Determination Date, any Mortgage Loan that is delinquent in payment for a period of ninety (90) days or more, without giving effect to any grace period permitted by the related Mortgage Loan, or for which the Servicer or Trustee has accepted a deed in lieu of foreclosure.

Distribution Date:  Commencing in November 2004, the 25th day of each month or, if such day is not a Business Day, the next succeeding Business Day.

Due Date: The day of the calendar month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.  Pursuant to Section 4.04, with respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the immediately succeeding month.

Due Period:  With respect to each Remittance Date, the period commencing on the second day of the month immediately preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

Eligible Deposit Account:  An account that is maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution.

Eligible Institution:  Any of the following:

(i)         an institution whose:

(A)       commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-” by S&P, if the amounts on deposit are to be  held in the account for no more than 365 days; or

(B)       commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement.  Upon the loss of the required rating set forth in this clause (i), the accounts shall be transferred immediately to accounts which have the required rating.  Furthermore, commingling by the Servicer is acceptable at the A-2 rating level if the Servicer is a bank, thrift or depository and provided the Servicer has the capability to immediately segregate funds and commence remittance to an Eligible Deposit Account upon a downgrade; or

(ii)        the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

Eligible Investments:  Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than one day prior to the Remittance Date in each month:

(i)         direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii)        federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories, the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of such investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii)      repurchase agreements collateralized by Direct Obligations or securities guaranteed by Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv)       securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the outstanding principal balance of the Mortgage Loans at any Determination Date and the aggregate principal amount of all Eligible Investments in the Certificate Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

(v)        commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

(vi)       a Qualified GIC (as defined in the Trust Agreement);

(vii)      certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(viii)    any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A) rated in the highest rating category by each Rating Agency or (B) that is acceptable to the NIMS Insurer and would not adversely affect the then current rating by any Rating Agency then rating the Certificates or the NIM Securities.  Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which the Trustee, the Master Servicer, the Securities Administrator or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Trustee, the Master Servicer, the Securities Administrator or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Trustee, the Master Servicer, the Securities Administrator or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time.

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

Environmental Problem Property:  A Mortgaged Property or REO Property that is in violation of any environmental law, rule or regulation.

Errors and Omissions Insurance:  The Errors and Omissions Insurance to be maintained by the Servicer in accordance with Section 3.13.

Escrow Account:  The separate account or accounts created and maintained pursuant to Section 3.05.

Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Event of Default:  Any event set forth in Section 8.01.

Fannie Mae:  Fannie Mae, or any successor thereto.

Fannie Mae Guides:  The Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide and all amendments or additions thereto.

FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

Fidelity Bond:  A fidelity bond to be maintained by the Servicer in accordance with Section 3.13.

First Lien Mortgage Loan:  A Mortgage Loan secured by a first priority lien Mortgage on the related Mortgaged Property.

Fitch:  Fitch, Inc. or any successor in interest.

Freddie Mac:  Freddie Mac, or any successor thereto.

HOEPA Claim Loan:  A Mortgage Loan that the Mortgagor claims is subject to the Home Ownership and Equity Protection Act of 1994 (“HOEPA”).

Holder:  The meaning set forth in the Trust Agreement.

Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, including the proceeds of any hazard or flood insurance policy, LPMI Policy or PMI Policy.

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV Ratio:  As to any Mortgage Loan at any date of determination, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan at the date of determination, to (a) in the case of a purchase, the lesser of the sales price of the related Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinancing or modification, the appraised value of the related Mortgaged Property at the time of such refinancing or modification.

LPMI Loan:  A Mortgage Loan with a LPMI Policy.

LPMI Policy:  A policy of primary mortgage guaranty insurance issued by a Qualified Insurer pursuant to which the related premium is to be paid by the Servicer, the Master Servicer or the Securities Administrator from payments of interest made by the Mortgagor in an amount as is set forth in the related Mortgage Loan Schedule.  An LPMI Policy shall also include any policy of primary mortgage guaranty insurance issued by a Qualified Insurer that is purchased by the Seller or its affiliate, Lehman Brothers Holdings Inc. with respect to some or all of the Mortgage Loans.

LPMI Fee: With respect to each LPMI Loan, the portion of the Mortgage Interest Rate as set forth on the related Mortgage Loan Schedule (which shall be payable solely from the interest portion of Monthly Payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds), which, during such period prior to the required cancellation of the LPMI Policy, shall be used to pay the premium due on the related LPMI Policy.

Master Servicer:  Wells Fargo Bank, N.A. or any successor in interest, or if any successor master servicer shall be appointed as provided in the Trust Agreement, then such successor master servicer.

Maximum Rate:  With respect to any adjustable rate Mortgage Loan and any Due Period, the maximum interest rate that may be charged the borrower under the related Mortgage Note.

MERS:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan:  Any Mortgage Loan registered with MERS on the MERS System.

MERS System:  The system of recording transfers of mortgages electronically maintained by MERS.

Monthly Advance:  With respect to each Remittance Date and each Mortgage Loan, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance Rate) that was due on the Mortgage Loan on the Due Date in the related Due Period, and that (i) was delinquent at the close of business on the related Determination Date and (ii) was not the subject of a previous Monthly Advance, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Mortgage Loan.

Monthly Payment:  The scheduled monthly payment of principal and interest on a Mortgage Loan.

Moody’s:  Moody’s Investors Service, Inc. or any successor in interest.

Mortgage:  The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates with respect to a First Lien Mortgage Loan, a first lien and with respect to a Second Lien Mortgage Loan, a second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

Mortgage Impairment Insurance Policy:  A mortgage impairment or blanket hazard insurance policy to be maintained by the Servicer in accordance with Section 3.12.

Mortgage Interest Rate:  The annual rate of interest borne on a Mortgage Note.

Mortgage Loan:  An individual mortgage loan which is the subject of this Agreement and identified on the related Mortgage Loan Schedule, which mortgage loan includes without limitation the related Mortgage Loan documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Remittance Rate:  With respect to each Mortgage Loan, the annual rate of interest remitted to the Master Servicer, which shall be equal to the Mortgage Interest Rate minus the applicable Servicing Fee and the LPMI Fee, if any.

Mortgage Loan Schedule:  A schedule of the Mortgage Loans attached hereto as Exhibit A setting forth information with respect to such Mortgage Loans as agreed to by the Seller, the Servicer and the Master Servicer, including but not limited to (i) a data field indicating whether such Mortgage Loan is insured under a PMI Policy or LPMI Policy and identifying the related Qualified Insurer, and (ii) a Prepayment Charge Schedule, which Mortgage Loan Schedule may be amended from time to time.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property:  The real property securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor:  The obligor on a Mortgage Note.

NIM Securities:  As defined in the eighth Recital to this Agreement.

NIMS Insurer:  As defined in the ninth Recital to this Agreement.

NIMS Transaction:  As defined in the eighth Recital to this Agreement.

Nonrecoverable Advance:  Any Servicing Advance or Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Servicing Advance or Monthly Advance, would not, ultimately be recoverable from collections on such Mortgage Loan, Monthly Payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds or other amounts received with respect to such Mortgage Loan as provided herein; provided, however, to the extent that the Servicer determines that any such amount is not recoverable from collections or other recoveries in respect of such Mortgage Loan, such determination shall be evidenced by a certificate of a Servicing Officer delivered to the Master Servicer or its designee setting forth such determination and a reasonable explanation thereof.

Officer’s Certificate:  A certificate signed by the Chairman of the Board or the Vice Chairman of the Board, the President, a Vice President or an Assistant Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered to the Seller, the Master Servicer, the Trustee and/or the NIMS Insurer as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be an employee of the Servicer, reasonably acceptable to the Seller, the Trustee, the Master Servicer and/or the NIMS Insurer, but which must be an independent outside counsel with respect to any such opinion of counsel concerning all federal income tax matters.

Person:  Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

PMI Policy:  A policy of primary mortgage guaranty insurance including all endorsements thereto issued by a Qualified Insurer, including any bulk policy or other primary mortgage insurance policy acquired in respect of the Mortgage Loans, as required by this Agreement or the Trust Agreement with respect to certain Mortgage Loans whether acquired by the Mortgagor, the lender or the Seller on behalf of the Trust Fund.

Prepayment Charge:  With respect to any Mortgage Loan and Remittance Date, the charges or premiums, as specified in the Prepayment Charge Schedule, if any, due in connection with a full or partial prepayment of such Mortgage Loan during the immediately preceding Prepayment Period in accordance with the terms thereof.

Prepayment Charge Schedule:  A data field in the Mortgage Loan Schedule attached hereto as Exhibit A which sets forth the amount or method of calculation of the Prepayment Charge and the term during which such Prepayment Charge is imposed with respect to a Mortgage Loan.

Prepayment Interest Excess Amount:  With respect to any Principal Prepayment in full which is applied to the related Mortgage Loan from the first day of the month of any Remittance Date through the fifteenth day of the month of such Remittance Date, all amounts paid in respect of interest on such Principal Prepayment in full.  A Prepayment Interest Excess Amount cannot result from a Principal Prepayment in part, but only from a Principal Prepayment in full.

Prepayment Interest Shortfall Amount: With respect to any Remittance Date and any Principal Prepayment in full which is applied to the related Mortgage Loan from the sixteenth day of the month immediately preceding the month of such Remittance Date through the last day of the month immediately preceding the month of such Remittance Date, the amount of interest (net the related Servicing Fee) that would have accrued on the amount of such Principal Prepayment in full from the date on which such Principal Prepayment was applied to such Mortgage Loan until the last day of the month immediately preceding the month of such Remittance Date, inclusive.  With respect to any Remittance Date and any Principal Prepayment in part (other than a Principal Prepayment in part received on the first day of the month) which is applied to the related Mortgage Loan during the related Prepayment Period, the amount of interest that would have accrued on the amount of such Principal Prepayment in part from the date on which such Principal Prepayment in part was applied to such Mortgage Loan until the end of the Prepayment Period, inclusive.

Prepayment Period:  With respect to any Remittance Date and a Principal Prepayment in full, the period from the sixteenth day of the month immediately preceding the month of such Remittance Date to the fifteenth day of the month of such Remittance Date. With respect to any Remittance Date and any Principal Prepayment in part, the calendar month immediately preceding the month of such Remittance Date.

Prime Rate:  The prime rate published from time to time, as published as the average rate in The Wall Street Journal Northeast Edition.

Principal Prepayment:  Any payment or other recovery of principal on a Mortgage Loan, including any payment or other recovery of principal in connection with repurchase of a Mortgage Loan by the Seller, the Servicer, the NIMS Insurer, or any other Person, which is received in advance of its scheduled Due Date, including any Prepayment Charge or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Price:  With respect to any Distressed Mortgage Loan or REO Property to be purchased by the NIMS Insurer pursuant to Section 6.05, an amount equal to the sum of (i) 100% of the principal balance thereof as of the date of purchase, (ii) accrued interest on such principal balance at the applicable Mortgage Interest Rate in effect from time to time to the due date as to which interest was last covered by a payment by the Mortgagor or a Monthly Advance by the Servicer or Master Servicer and (iii) any unreimbursed Servicing Advances, Monthly Advances and any unpaid Servicing Fees allocable to such Distressed Mortgage Loan or REO Property.

Qualified Insurer:  A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae and Freddie Mac.

Rating Agency:  Each of Fitch, Moody’s and S&P or their successors.  If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating agencies, or other comparable person, agreed upon and designated by the Seller, notice of which designation shall be given to the Trustee, the NIMS Insurer, the Master Servicer and the Servicer.

Relief Act:  The Servicemembers Civil Relief Act, as amended, or any similar state or local law.

REMIC:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

Remittance Date:  With respect to each Distribution Date, the 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of the month in which such Distribution Date occurs.

REO Disposition:  The final sale by the Servicer of any REO Property.

REO Disposition Proceeds:  All amounts received with respect to an REO Disposition pursuant to Section 3.17.

REO Property:  A Mortgaged Property acquired by the Servicer on behalf of the Trustee through foreclosure or by deed in lieu of foreclosure, as described in Section 3.17.

Residual Certificate:  The Class R Certificate.

Second Lien Mortgage Loan:  A Mortgage Loan secured by a second priority lien Mortgage on the related Mortgaged Property.

Securities Administrator:  Wells Fargo Bank, N.A. or its successor in interest.

Seller:  Lehman Brothers Holdings Inc. or its successor in interest or assigns.

Servicer:  HomEq Servicing Corporation or its successor in interest or assigns or any successor to the Servicer under this Agreement as herein provided.

Servicing Advances:  All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) in connection with the liquidation of a Second Lien Mortgage Loan and any expenditures relating to the purchase or maintenance of any Superior Lien pursuant to Section 3.23 hereof, (e) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, PMI Policy premiums, LPMI Policy premiums and fire and hazard insurance coverage, (f) any losses sustained by the Servicer with respect to the liquidation of the Mortgaged Property, (g) compliance with the obligations pursuant to the provisions of the Fannie Mae Guides and (h) in connection with executing and recording instruments of satisfaction or deeds of reconveyance to the extent not recovered from the related Mortgagor.

Servicing Fee:  With respect to each Mortgage Loan, an amount equal to one-twelfth the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan.  The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds to the extent permitted by this Agreement) of such Monthly Payment collected by the Servicer, or as otherwise provided under this Agreement.

Servicing Fee Rate: 0.50% per annum.

Servicing File:  The items pertaining to a particular Mortgage Loan including, but not limited to, the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Mortgage Loan, which are held in trust for the Trustee by the Servicer.

Servicing Officer:  Any officer of the Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Master Servicer upon request, as such list may from time to time be amended.

S&P:  Standard & Poor’s Rating Services, A Division of The McGraw-Hill Companies, Inc. or any successor in interest.

Special Servicer:  The person designated by the Seller (with the prior written consent of the Trustee, the Master Servicer and the NIMS Insurer) to assume the servicing of Distressed Mortgage Loans pursuant to Section 8.04 hereof.

Superior Lien: With respect to any Second Lien Mortgage Loan, any mortgage, deed of trust or other instrument securing a mortgage loan that is not a Mortgage Loan that creates a lien on the related Mortgaged Property that is senior to such Second Lien Mortgage Loan.

Termination Fee:  The amount agreed to by the Seller and the Servicer that the Seller shall be required to pay to the Servicer as liquidated damages as a result of the Seller terminating this Agreement without cause with respect to some or all of the Mortgage Loans pursuant to Section 8.02 hereof.

Trigger Event:  As defined in Section 8.03.

Trust Agreement:  The Trust Agreement dated as of October 1, 2004, among the Trustee, the Master Servicer, the Securities Administrator, the Depositor, the Back-up Master Servicer and the Credit Risk Manager.

Trust Fund:  The trust fund established by the Trust Agreement, the assets of which consist of the Mortgage Loans and any other assets as set forth therein.

Trustee:  U.S. Bank National Association or any successor in interest, or if any successor trustee or co-trustee shall be appointed as provided in the Trust Agreement, then such successor trustee or such co-trustee, as the case may be.

Any capitalized terms used and not defined in this Agreement shall have the meanings ascribed to such terms in the Trust Agreement.

ARTICLE II.

SELLER’S ENGAGEMENT OF SERVICER TO PERFORM SERVICING

RESPONSIBILITIES

Section 2.01.   Contract for Servicing; Possession of Servicing Files.

The Seller, by execution and delivery of this Agreement, does hereby contract with the Servicer as an independent contractor, subject to the terms of this Agreement, for the servicing of the Mortgage Loans.  The Servicer shall maintain a Servicing File with respect to each Mortgage Loan in order to service such Mortgage Loans pursuant to this Agreement and Accepted Servicing Practices and each Servicing File delivered to the Servicer shall be held in trust by the Servicer for the benefit of the Trustee; provided, however, that the Servicer shall have no liability for any Servicing Files (or portions thereof) not delivered by the Seller.  The Servicer’s possession of any portion of the Mortgage Loan documents shall be at the will of the Trustee for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only.  The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Trustee, on behalf of the Trust Fund, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Trustee, on behalf of the Trust Fund, and shall be retained and maintained, in trust, by the Servicer at the will of the Trustee in such custodial capacity only.

The portion of each Servicing File retained by the Servicer pursuant to this Agreement shall be segregated from the other books and records of the Servicer and shall be appropriately marked to clearly reflect the ownership of the related Mortgage Loan by the Trustee, on behalf of the Trust Fund.  The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

Section 2.02.   Books and Records.

All rights arising out of the Mortgage Loans shall be vested in the Trustee, subject to the Servicer’s right to service and administer the Mortgage Loans hereunder in accordance with the terms of this Agreement.  All funds received on or in connection with a Mortgage Loan, other than the Servicing Fee and other compensation and reimbursement to which the Servicer is entitled as set forth herein, including but not limited to Section 5.03 below, shall be received and held by the Servicer in trust for the benefit of the Trust Fund pursuant to the terms of this Agreement.

The Servicer shall forward to the related Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 3.01 within two weeks of their execution; provided, however, that the Servicer shall provide the Custodian with a Servicer-certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 120 days of its submission for recordation.

ARTICLE III.

SERVICING OF THE MORTGAGE LOANS

Section 3.01.   Servicer to Service.

The Servicer, as an independent contractor, shall service and administer the Mortgage Loans from and after the Closing Date and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination and in accordance with Accepted Servicing Practices such waiver, modification, postponement or indulgence is not materially adverse to the Trust Fund, provided, however, that unless any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, or the Servicer has obtained the prior written consent of the Master Servicer and the NIMS Insurer, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan.  In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, make a Monthly Advance in accordance with Section 4.03, in an amount equal to the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor.  The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 3.04.  Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.  Upon the reasonable request of the Servicer, the Trustee shall execute and deliver to the Servicer with any powers of attorney and other documents, furnished to it by the Servicer and reasonably satisfactory to the Trustee, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement; provided, that the Trustee shall not be liable for the actions of the Servicer under such powers of attorney.  Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Servicer shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension.  Notwithstanding anything to the contrary contained in this Servicing Agreement, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.

The Servicer is authorized, without the prior approval of the Master Servicer or the Seller, to consent to the refinancing of any Superior Lien on Mortgaged Property, provided that (i) the resulting Combined Loan-to-Value Ratio of such Superior Lien is no higher than the Combined Loan-to-Value Ratio prior to such refinancing; (ii) the Mortgage Interest Rate, or in the case of any Superior Lien which is an adjustable rate mortgage loan, the applicable Maximum Rate which can be charged under the related Mortgage Note is no more than 2.00% higher than the interest rate or the Maximum Rate, as the case may be, on the loan evidencing the existing Superior Lien immediately prior to the date of such refinancing; and (iii) the mortgage loan evidencing the Superior Lien is not subject to negative amortization.

The Servicer shall not without the Trustee’s written consent: (i) initiate any action, suit or proceedings solely under the Trustee’s name without indicating the Servicer’s, representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state.  The Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Servicer.

In servicing and administering the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) and exercise the same care that it would employ and exercise in servicing and administering similar mortgage loans held for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement.  The Servicer shall have no obligation to make any Monthly Advance or Servicing Advance that it deems a Nonrecoverable Advance.

In the event that the Mortgage Loan documents relating to a Mortgage Loan contain provisions requiring the related Mortgagor to arbitrate disputes (at the Trustee’s option), the Servicer is hereby authorized to waive the Trustee’s right or option to arbitrate disputes and to send written notice of such waiver to the Mortgagor, although the Mortgagor may still require arbitration at its option.

Section 3.02.   Collection and Liquidation of Mortgage Loans.

Continuously from the Closing Date until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Notwithstanding anything herein to the contrary, the Servicer shall have no obligation to collect, or make payments to the Seller or the Master Servicer with respect to, any Prepayment Charges, late charges, fees or other items which are prohibited under the applicable law; provided, that, Servicer was not responsible for causing such Prepayment Charge, late charge, fee or other item to become prohibited under such law.

The Servicer shall use its best efforts, consistent with the procedures that the Servicer would use in servicing similar mortgage loans held for its own account and in accordance with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.01.  The Servicer shall act in accordance with Accepted Servicing Practices to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Trustee, taking into account, among other things, the timing of foreclosure proceedings.  In such connection, the Servicer from its own funds shall make all necessary and proper Servicing Advances and Monthly Advances; provided that, the Servicer shall not be required to expend its own funds in connection with any foreclosure or toward the restoration or preservation of such property unless it shall determine in its discretion (i) that such restoration, preservation or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan to the Master Servicer after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property.  In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 3.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as (1) the Servicer would take for similar mortgage loans held for its own account under similar circumstances, (2) shall be consistent with Accepted Servicing Practices, (3) the Servicer shall determine prudently to be in the best interest of the Trust Fund, and (4) is consistent with any related LPMI Policy.  In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 3.01 and remains delinquent for a period of ninety (90) days or any other default continues for a period of ninety (90) days beyond the expiration of any grace or cure period, the Servicer shall commence foreclosure proceedings.  The Servicer shall notify the Master Servicer and, at its request, the NIMS Insurer in writing of the commencement of foreclosure proceedings on a monthly basis no later than the fifth Business Day of each month.  In such connection, the Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property or otherwise, as contemplated in Section 3.04.

Notwithstanding the generality of the preceding paragraph, the Servicer shall take such actions generally in accordance with the Servicer’s established default timeline and in accordance with Accepted Servicing Practices with respect to each Mortgagor for which there is a delinquency until such time as such Mortgagor is current with all payments due under the Mortgage Loan.

With respect to a HOEPA Claim Loan, upon receipt of notice from the Trustee or the Master Servicer that the Mortgagor has instituted a claim that the related Mortgage Loan was originated in violation of HOEPA, the Servicer shall, unless otherwise directed by such party, suspend all of its loss mitigation activities with respect to such Mortgage Loan until such time as such claim has been resolved.  In the event that such party provides direction to the Servicer, the Servicer shall continue to service such HOEPA Claim Loan pursuant to Accepted Servicing Practices, provided that such direction is not inconsistent with Accepted Servicing Practices.

Section 3.03.   Establishment of and Deposits to Custodial Account.

The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “HomEq Servicing Corporation, in trust for U.S. Bank National Association, as Trustee for the Fremont Home Loan Trust, Series 2004-3”.  The Custodial Account shall be Eligible Accounts established with an Eligible Institution.  Any funds deposited in the Custodial Account shall at all times be either fully insured by the FDIC or invested in Eligible Investments subject to the provisions of Section 3.10 hereof.  Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 3.04.  The creation of any Custodial Account shall be evidenced by a letter agreement in the form of Exhibit B hereto.  A copy of such certification or letter agreement shall be furnished to the Master Servicer and the NIMS Insurer.

The Servicer shall deposit in the Custodial Account on a daily basis, within two (2) Business Days of receipt thereof, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the Cut-off Date (other than scheduled payments of principal and interest due on or before the Cut-off Date):

(i)         all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

(ii)        all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii)      all Prepayment Charges;

(iv)       all Liquidation Proceeds;

(v)        all Insurance Proceeds including amounts required to be deposited pursuant to Section 3.11 (other than proceeds to be held in the Escrow Account and applied to the restoration and repair of the Mortgaged Property or released to the Mortgagor in accordance with the related Mortgage Loan documents and Accepted Servicing Practices);

(vi)       all Condemnation Proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the related Mortgage Loan documents and Accepted Servicing Practices;

(vii)      any amount required to be deposited in the Custodial Account pursuant to this Agreement;

(viii)    Compensating Interest, if any, for the month of distribution. Such deposit shall be made from the Servicer’s own funds, without reimbursement therefor;

(ix)       all Monthly Advances made by the Servicer pursuant to Section 4.03;

(x)        any amounts received from the seller of a Mortgage Loan or any other person giving representations and warranties with respect to the Mortgage Loan, in connection with the repurchase of any Mortgage Loan;

(xi)       any amounts required to be deposited by the Servicer pursuant to Section 3.11 in connection with the deductible clause in any blanket hazard insurance policy;

(xii)      any amounts received with respect to or related to any REO Property or REO Disposition Proceeds;

(xiii)    any amounts required to be deposited by the Servicer pursuant to Section 3.16 in connection with any unpaid claims that are a result of a breach by the Servicer or any subservicer of the obligations hereunder or under the terms of a PMI Policy; and

(xiv)     any amounts received by the Servicer under a PMI or LPMI Policy.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of the Servicing Fee or Ancillary Income need not be deposited by the Servicer into the Custodial Account.  Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 3.04.  Additionally, any other benefit derived from the Custodial Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance and other like benefits shall accrue to the Servicer.

Section 3.04.   Permitted Withdrawals From Custodial Account.

The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i)         to make payments to the Master Servicer in the amounts and in the manner provided for in Section 4.01;

(ii)        in the event the Servicer has elected not to retain the Servicing Fee out of any Mortgagor payments on account of interest or other recovery of interest with respect to a particular Mortgage Loan (including late collections of interest on such Mortgage Loan, or interest portions of Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds) prior to the deposit of such Mortgagor payment or recovery in the Custodial Account, to pay to itself the related Servicing Fee from all such Mortgagor payments on account of interest or other such recovery for interest with respect to that Mortgage Loan;

(iii)      to reimburse itself for unreimbursed Monthly Advances and Servicing Advances, the Servicer’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Trust Fund;

(iv)       following the liquidation of a Mortgage Loan, to reimburse itself for (a) in the case of Second Lien Mortgage Loans only, any unpaid Servicing Fees to the extent not recoverable from related Liquidation Proceeds, Insurance Proceeds or other amounts received with respect to the related Mortgage Loan under Section 3.04(ii) and (b) any unreimbursed Nonrecoverable Advances made by the Servicer in accordance with this Agreement;

(v)        to pay itself interest on funds deposited in the Custodial Account;

(vi)       to transfer funds to another Eligible Institution in accordance with Section 3.11 hereof;

(vii)      to invest funds in certain Eligible Investments in accordance with Section 3.11 hereof;

(viii)    to the extent not otherwise retained as Ancillary Income or otherwise by the Servicer in accordance with the terms hereof, to pay itself Prepayment Interest Excess Amounts for the month of distribution after taking into account any Compensating Interest payment for such month;

(ix)       with respect to each LPMI Loan, an amount equal to the related LPMI Fee to make payment of premiums due under the LPMI Policy;

(x)        to withdraw funds deposited in error or for which amounts previously deposited are returned unpaid by the related Mortgagor’s banking institution; and

(xi)       to clear and terminate the Custodial Account upon the termination of this Agreement.

Section 3.05.   Establishment of and Deposits to Escrow Account.

The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “HomEq Servicing Corporation in trust for U.S. Bank National Association, as Trustee for the Fremont Home Loan Trust, Series 2004-3”.  The Escrow Accounts shall be Eligible Accounts established with an Eligible Institution in a manner that shall provide maximum available insurance thereunder.  Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 3.06.  The creation of any Escrow Account shall be evidenced by a letter agreement in the form of Exhibit C hereto.  A copy of such certification or letter agreement shall be furnished to the Master Servicer and the NIMS Insurer.

The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, within two (2) Business Days of receipt thereof, and retain therein:

(i)         all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii)        all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 3.06.  The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 3.06.   Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

(i)         to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)        to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)      to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv)       to the extent permitted by applicable law, for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)        for application to restoration or repair of the Mortgaged Property in accordance with Section 3.15;

(vi)       to withdraw funds deposited in error or for which amounts previously deposited are returned unpaid by the related Mortgagor;

(vii)      to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account; and

(viii)    to clear and terminate the Escrow Account on the termination of this Agreement.

The Servicer will be responsible for the administration of the Escrow Accounts and will be obligated to make Servicing Advances to the Escrow Account in respect of its obligations under this Section 3.06, reimbursable from the Escrow Accounts or Custodial Account to the extent not collected from the related Mortgagor, anything to the contrary notwithstanding, when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Servicer knows, or in the exercise of the required standard of care of the Servicer hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien.  If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Servicer will, within ten (10) Business Days of such notice, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property.

Section 3.07.   Notification of Adjustments.

With respect to each adjustable rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related interest rate adjustment date and shall adjust the Monthly Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note.  The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Monthly Payment adjustments.  The Servicer shall promptly, upon written request therefor, deliver to the Master Servicer such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments.  Upon the discovery by the Servicer or the receipt of notice from the Master Servicer that the Servicer has failed to adjust a Mortgage Interest Rate or Monthly Payment in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Seller thereby.

Section 3.08.   Reserved.

Section 3.09.   Payment of Taxes, Insurance and Other Charges.

(a)        With respect to each Mortgage Loan which provides for Escrow Payments, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) (“Property Charges”) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and the Servicer shall make advances from its own funds to effect such payments within such time period as will avoid the loss of the related Mortgaged Property by foreclosure of a tax or other lien.

(b)        To the extent that a Mortgage Loan does not provide for Escrow Payments, the Servicer shall make advances from its own funds to effect payment of all Property Charges upon receipt of notice of any failure to pay on the part of the Mortgagor, or at such other time as the Servicer determines to be in the best interest of the Trust Fund, provided, that in any event the Servicer shall pay such charges on or before the earlier of (a) any date by which payment is necessary to preserve the lien status of the Mortgage or (b) the date which is ninety days after the date on which such charges first became due.  The Servicer shall pay any late fee or penalty which is payable due to any delay in payment of any Property Charge after the earlier to occur of (a) the date on which the Servicer receives notice of the failure of the Mortgagor to pay such Property Charge or (b) the date which is ninety days after the date on which such charges first became due.

Section 3.10.   Protection of Accounts.

The Servicer may transfer the Custodial Account or any Escrow Account to a different Eligible Institution from time to time; provided that in the event the Custodial Account or any Escrow Account is held in a depository institution or trust company that ceases to be an Eligible Institution, the Servicer shall transfer such Custodial Account or Escrow Account, as the case may be, to an Eligible Institution.  Such transfer shall be made only upon obtaining the consent of the NIMS Insurer, which consent shall not be withheld unreasonably, and the Servicer shall give notice to the Master Servicer of any change in the location of the Custodial Account.

The Servicer shall bear any expenses, losses or damages sustained by the Master Servicer or the Trustee if the Custodial Account and/or the Escrow Account are not demand deposit accounts.

Amounts on deposit in the Custodial Account may at the option of the Servicer be invested in Eligible Investments.  Any such Eligible Investment shall mature no later than one day prior to the Remittance Date in each month; provided, however, that if such Eligible Investment is an obligation of an Eligible Institution (other than the Servicer) that maintains the Custodial Account, then such Eligible Investment may mature on such Remittance Date.  Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Trustee.  All income on or gain realized from any such Eligible Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer.  Any losses incurred in respect of any such investment shall be deposited in the Custodial Account, by the Servicer out of its own funds immediately as realized.  If, at any time, the amount on deposit in the Custodial Account exceeds the amount of the applicable FDIC insurance, such excess above the amount of the applicable FDIC insurance shall be either deposited into a separate Custodial Account or invested in Eligible Investments.

Section 3.11.   Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer acceptable under Fannie Mae and Freddie Mac guidelines against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier under the Fannie Mae Guides in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf.

The Servicer shall cause to be maintained on each Mortgaged Property earthquake or such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

In the event that the Master Servicer or the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are Qualified Insurers acceptable under the Fannie Mae Guides and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

Pursuant to Section 3.04, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer’s normal servicing procedures as specified in Section 3.15) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.04.

Section 3.12.   Maintenance of Mortgage Impairment Insurance.

In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.11 and otherwise complies with all other requirements of Section 3.11, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.11. Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.11, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Servicer’s funds, without reimbursement therefor. Upon request of the Master Servicer, the Trustee or the NIMS Insurer, the Servicer shall cause to be delivered to such person a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Master Servicer and, at its request, the NIMS Insurer.

Section 3.13.   Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Servicer Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.13 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guides or by Freddie Mac in the Freddie Mac Sellers’ & Servicers’ Guide. Upon the request of the Master Servicer, the Trustee or the NIMS Insurer, the Servicer shall cause to be delivered to such party a certified true copy of such Fidelity Bond and Errors and Omissions Insurance Policy and a statement from the surety and the insurer that such Fidelity Bond and Errors and Omissions Insurance Policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Master Servicer and, at its request, the NIMS Insurer.

Section 3.14.   Inspections.

The Servicer shall inspect the Mortgaged Property as often as deemed necessary by the Servicer under Accepted Servicing Practices to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than sixty (60) days delinquent, the Servicer immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Servicer shall keep a written report of each such inspection.

Section 3.15.   Restoration of Mortgaged Property.

The Servicer need not obtain the approval of the Master Servicer, the NIMS Insurer or the Trustee prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i)         the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)        the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(iii)      the Servicer shall verify that the Mortgage Loan is not in default; and

(iv)       pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

Section 3.16.   Maintenance of PMI and/or LPMI Policy; Claims.

(a)        The Servicer shall comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, PMI Policies, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time.  The Servicer shall be obligated to make premium payments with respect to (i) LPMI Policies, to the extent of the LPMI Fee set forth on the Mortgage Loan Schedule with respect to any LPMI Loans, which shall be paid out of the interest portion of the related Monthly Payment or, if a Monthly Payment is not made, from the Servicer’s own funds and (ii) PMI Policies required to be maintained by the Mortgagor rather than the Seller, if the Mortgagor is required but fails to pay any PMI Policy premium, which shall be paid from the Servicer’s own funds.  Any premium payments made by the Servicer from its own funds pursuant to this Section 3.16(a) shall be recoverable by the Servicer as a Servicing Advance, subject to the reimbursement provisions of Section 3.04(iii).

With respect to each Mortgage Loan (other than LPMI Loans) with an LTV Ratio at origination in excess of 80%, the Servicer shall maintain or cause the Mortgagor to maintain (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance) in full force and effect a PMI Policy, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV Ratio of such Mortgage Loan is reduced to 80%.  In the event that such PMI Policy shall be terminated, the Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy, at substantially the same fee level.  The Servicer shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Servicer would have been covered thereunder.  In connection with any assumption or substitution agreements entered into or to be entered into with respect to a Mortgage Loan, the Servicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy.  If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement PMI Policy as provided above.

(b)        With respect to each Mortgage Loan covered by a PMI Policy or LPMI Policy, the Servicer shall take all such actions on behalf of the Trustee as are necessary to service, maintain and administer the related Mortgage Loan in accordance with such policy and to enforce the rights under such policy.  Except as expressly set forth herein, the Servicer shall have full authority on behalf of the Trust Fund to do anything it deems appropriate or desirable in connection with the servicing, maintenance and administration of such policy; provided that the Servicer shall not take any action to permit any modification or assumption of a Mortgage Loan covered by a LPMI or PMI Policy, or take any other action with respect to such Mortgage Loan, which would result in non-coverage under such policy of any loss which, but for actions of any Servicer or the subservicer, would have been covered thereunder.  If the Qualified Insurer fails to pay a claim under a LPMI or PMI Policy solely as a result of a breach by the Servicer or subservicer of its obligations hereunder or under such policy, the Servicer shall be required to deposit in the Custodial Account on or prior to the next succeeding Remittance Date an amount equal to such unpaid claim from its own funds without any rights to reimbursement from the Trust Fund.  The Servicer shall cooperate with the Qualified Insurers and shall furnish all reasonable evidence and information in the possession of the Servicer to which the Servicer has access with respect to the related Mortgage Loan; provided, however, notwithstanding anything to the contrary contained in any LPMI Policy or PMI Policy, the Servicer shall not be required to submit any reports to the related Qualified Insurer until a reporting date that is at least twenty (20) days after the Servicer has received sufficient loan level information from the Seller to appropriately code its servicing systems in accordance with the Qualified Insurer’s requirements.

(c)        In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Trustee, claims to the Qualified Insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan.  Any amounts collected by the Servicer under any PMI Policy or LPMI Policy shall be deposited in the Custodial Account pursuant to Section 3.03(xii), subject to withdrawal pursuant to Section 3.04.

(d)        The Trustee shall furnish the Servicer with any powers of attorney and other documents (within three (3) Business Days upon request from the Servicer) in form as provided to it necessary or appropriate to enable the Servicer to service and administer any PMI or LPMI Policy; provided, however, that the Trustee shall not be liable for the actions of the Servicer under such power of attorney.

(e)        The Servicer shall deposit into the Custodial Account pursuant to Section 3.03(v) hereof all Insurance Proceeds received under the terms of a PMI Policy or an LPMI Policy.

(f)        Notwithstanding the provisions of (a) and (b) above, the Servicer shall not take any action in regard to any PMI Policy or LPMI Policy inconsistent with the interests of the Trustee or the Certificateholders or with the rights and interests of the Trustee or the Certificateholders under this Agreement.

Section 3.17.   Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee or its nominee (other than the Servicer) in trust for the benefit of the Certificateholders, or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the Trustee.

The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Trustee and the Certificateholders.

If the Servicer hereafter becomes aware that a Mortgaged Property is an Environmental Problem Property, the Servicer will notify the Master Servicer and the NIMS Insurer of the existence of the Environmental Problem Property and shall provide a description of such problem.  The Master Servicer and the NIMS Insurer shall determine how the Servicer shall proceed with respect to the Environmental Problem Property.  Notwithstanding the foregoing, the Servicer shall obtain the Master Servicer's and the NIMS Insurer's written consent to any expenditures proposed to remediate Environmental Problem Properties or to defend any claims associated with Environmental Problem Properties if such expenses, in the aggregate, are expected to exceed $100,000.  Failure to provide written notice of disapproval of the expenditure within five (5) days of receipt (or deemed receipt) of such request for prepaid expenditures shall be deemed an approval of such expenditure.  The Master Servicer shall be provided with a copy of the NIMS Insurer’s instructions to the Servicer.  If the Servicer has received reliable instructions to the effect that a Property is an Environmental Problem Property (e.g., Servicer obtains a broker's price opinion which reveals the potential for such problem), the Servicer will not accept a deed-in-lieu of foreclosure upon any such Property without first obtaining a preliminary environmental investigation report for the Property satisfactory to the NIMS Insurer and the Master Servicer.  After reviewing the environmental investigation report, in the event the Master Servicer or the NIMS Insurer direct the Servicer to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 3.04 hereof.  In the event the Master Servicer or the NIMS Insurer direct the Servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all Servicing Advances made with respect to the related Environmental Problem Property from the Custodial Account pursuant to Section 3.04 hereof.

In the event that the Trust Fund acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service (and provide a copy of the same to the NIMS Insurer and the Master Servicer) to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC.  If the Servicer has received such an extension (and provided a copy of the same to the NIMS Insurer and the Master Servicer), then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”).  If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending three months before the end of such third taxable year after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three-year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property’s fair market value, as acceptable to the NIMS Insurer or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.  The Trustee shall sign any document or take any other action reasonably requested by the Servicer which would enable the Servicer, on behalf of the Trust Fund, to request such grant of extension.

Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would:  (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund and the NIMS Insurer with respect to the imposition of any such taxes.

Prior to acceptance by the Servicer of an offer to sell any REO Property for less than 90% of the listing price of the related Mortgage Loan (as determined by the Servicer utilizing Accepted Servicing Practices), the Servicer shall notify the Master Servicer and the NIMS Insurer of such offer in writing which notification shall set forth all material terms of said offer (each a “Notice of Sale”).  The Master Servicer and/or the NIMS Insurer shall be deemed to have approved the sale of any REO Property unless either of them notifies the Servicer in writing, within five (5) days after its receipt of the related Notice of Sale, that it disapproves of the related sale, in which case the Servicer shall not proceed with such sale.  The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account.  As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to this Section or Section 4.03.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The Servicer shall make advances of all funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 3.11, such advances to be reimbursed from the disposition or liquidation proceeds of the REO Property.  The Servicer shall make monthly distributions on each Remittance Date to the Master Servicer of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 3.17 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 3.18.   Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 4.02, the Servicer shall furnish to the Master Servicer, the Credit Risk Manager and, at its request, the NIMS Insurer on or before the Remittance Date in each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as either the Master Servicer, the Credit Risk Manager or the NIMS Insurer shall reasonably request.

Section 3.19.   Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Trustee pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Trustee and the Master Servicer a liquidation report with respect to such Mortgaged Property.  In addition, the Servicer shall provide the Master Servicer a report setting forth Servicing Advances and other expenses incurred in connection with the liquidation of any Mortgage Loan.

Section 3.20.   Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

Section 3.21.   Prepayment Charges.

The Servicer or any designee of the Servicer shall not waive any Prepayment Charge with respect to any Mortgage Loan which contains a Prepayment Charge which prepays during the term of the charge. If the Servicer or its designee fails to collect the Prepayment Charge upon any prepayment of any Mortgage Loan which contains a Prepayment Charge pursuant to the Mortgage Loan documents that are available to the Servicer for such Mortgage Loan, the Servicer shall pay the Trust Fund at such time (by deposit to the Custodial Account) an amount equal to amount of the Prepayment Charge which was not collected.  Notwithstanding the above, the Servicer or its designee may waive (and shall waive in the case of (ii)(b) below) a Prepayment Charge without paying the Trust Fund the amount of the Prepayment Charge if (i) the Mortgage Loan is in default (defined as 61 days or more delinquent) and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan, (ii) the prepayment is not a result of a refinancing by the Servicer or any of its affiliates and (a) the Mortgage Loan is foreseen to be in default and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan or (b) notwithstanding any state or federal law to the contrary, the related Mortgage Loan is in foreclosure, (iii) the collection of the Prepayment Charge would be in violation of applicable laws or (iv) the collection of the Prepayment Charge would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters. The Servicer will not be responsible for any Prepayment Charge not collected as a result of any inaccurate or incomplete information regarding such Prepayment Charge included on the Prepayment Charge Schedule relating to the related Mortgage Loan if the related Mortgage Note (or a copy thereof) is not in the Servicer's possession and cannot be obtained from the Custodian through commercially reasonable efforts.

Section 3.22.   Compliance with Safeguarding Customer Information Requirements.

The Servicer has implemented and will maintain security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information published in final form on February 1, 2001, 66 Fed. Reg. 8616, and the rules promulgated thereunder, as amended from time to time (the “Guidelines”).  The Servicer shall promptly provide the Seller information reasonably available to it regarding such security measures upon the reasonable request of the Seller which information shall include, but not be limited to, any Statement on Auditing Standards (SAS) No. 70 report covering the Servicer’s operations, and any other audit reports, summaries of test results or equivalent measures taken by the Servicer with respect to its security measures to the extent reasonably necessary for the Seller to satisfy its obligations under the Guidelines.

Section 3.23.   Superior Liens.

If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the Superior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take, on behalf of the Trust, whatever actions are necessary to protect the interests of the Trust Fund in accordance with Accepted Servicing Practices. In connection therewith, the Servicer shall not make a Servicing Advance except to the extent that it determines in its reasonable good faith judgment that such advance would be recoverable from Liquidation Proceeds on the related Second Lien Mortgage Loan and in no event in an amount that is greater than the then outstanding principal balance of the related Second Lien Mortgage Loan; provided, that, if the Servicer determines in accordance with Acceptable Servicing Practices that the related Superior Lien should be extinguished by the Servicer, the Servicer shall make a Servicing Advance in an amount of the then outstanding principal balance of the Superior Lien.  The Servicer shall thereafter take such action as is necessary to recover the amount so advanced and to otherwise reimburse itself from the Custodial Account pursuant to Section 3.04.  The Servicer shall have no liability for any losses resulting from the foreclosure of the lien of a Second Lien Mortgage Loan by a superior lienholder where in any case the Servicer did not receive notice of such foreclosure action and the Servicer does not service the related Superior Lien.  Notwithstanding anything to the contrary contained in this Section 3.24, the Servicer shall service all Second Lien Mortgage Loans in accordance with Accepted Servicing Practices.

Section 3.24.   Charged-off Mortgage Loans.

The Servicer, in its sole discretion, may, with respect to any Second Lien Mortgage Loan which is greater than 180 days delinquent and for which the related Superior Lien is not a Mortgage Loan, charge off such Second Lien Mortgage Loan if it has determined pursuant to Accepted Servicing Practices that it is not reasonably likely that (i) any further Monthly Advance or Servicing Advance will be ultimately recoverable from Liquidation Proceeds or other proceeds from the related Mortgage Loan and (ii) any further net proceeds will be received with respect to such Mortgage Loan (each such Mortgage Loan, a “Charged-off Mortgage Loan”).  Any Charged-off Mortgage Loan shall be treated as a liquidated Mortgage Loan.  The Servicer shall have no obligation to make any Servicing Advances or Monthly Advances with respect to any Charged-off Mortgage Loan and shall not be entitled to the Servicing Fee with respect to such Charged-off Mortgage Loan for the period following the date on which such Second Lien Mortgage Loan was charged off.  Any Liquidation Proceeds received in connection with any recoveries received with respect to such Charged-off Mortgage Loan shall be deposited in the Custodial Account pursuant to Section 3.03.

Section 3.25.   Advance Facility.

(a)        With the prior written consent of the NIMS Insurer, the Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an “Advance Facility”) under which (1) the Servicer assigns or pledges to another Person (together with such Person’s successors and assigns, an “Advancing Person”) the Servicer’s rights under this Agreement to be reimbursed for any Monthly Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all Monthly Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Seller, the Master Servicer, the Trustee, the Certificateholders or any other party is required before the Servicer may enter into an Advance Facility; provided, however, at least 30 days prior to entering into such Advance Facility, the Servicer must provide written notification to Moody’s that it intends to enter into such Advance Facility.  Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Monthly Advances and/or Servicing Advances on the Servicer’s behalf, the Servicer shall remain obligated pursuant to this Agreement to make Monthly Advances and Servicing Advances pursuant to and as required by this Agreement.  If the Servicer enters into an Advance Facility, and for so long as an Advancing Person remains entitled to receive reimbursement for any Monthly Advances and/or Servicing Advances, as applicable, pursuant to this Agreement, then the Servicer shall not be permitted to reimburse itself for Monthly Advances and/or Servicing Advances, but instead the Servicer shall be required to remit amounts collected that would otherwise be retained by the Servicer to reimburse it for previously unreimbursed Monthly Advances (“Monthly Advance Reimbursement Amounts”) and/or previously unreimbursed Servicing Advances (“Servicing Advance Reimbursement Amounts” and together with Monthly Advance Reimbursement Amounts, “Reimbursement Amounts”) (in each case to the extent such type of Reimbursement Amount is included in the Advance Facility) in accordance with the documentation establishing the Advance Facility to such Advancing Person or to a trustee, agent or custodian (an “Advance Facility Trustee”) designated by such Advancing Person.  Notwithstanding anything to the contrary contained herein, in no event shall Monthly Advance Reimbursement Amounts or Servicing Advance Reimbursement Amounts be included in the “Available Distribution Amount” or be distributed to Certificateholders.

(b)        Reimbursement Amounts shall consist solely of amounts in respect of Monthly Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related Monthly Advance(s) and/or Servicing Advance(s).

(c)        None of the Master Servicer, the Trustee or the NIMS Insurer shall have any duty or liability with respect to the calculation of any Reimbursement Amount, nor shall the Master Servicer, the Trustee or the NIMS Insurer have any responsibility to track or monitor the administration of the Advance Facility or the payment of Reimbursement Amounts to the related Advancing Person or Advance Facility Trustee.  The Servicer shall maintain and provide to any successor Servicer and (upon request) the NIMS Insurer and the Master Servicer a detailed accounting on a loan by loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person.  The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

(d)        An Advancing Person who receives an assignment or pledge of the rights to be reimbursed for Monthly Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of Monthly Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a subservicer set forth in this Agreement.

(e)        The documentation establishing any Advance Facility shall require that Reimbursement Amounts distributed with respect to each Mortgage Loan be allocated to outstanding unreimbursed Monthly Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a “first in, first out” (FIFO) basis.  Such documentation shall also require the Servicer to provide to the related Advancing Person or Advance Facility Trustee loan by loan information with respect to each Reimbursement Amount distributed to such Advancing Person or Advance Facility Trustee on each Distribution Date, to enable the Advancing Person or Advance Facility Trustee to make the FIFO allocation of each Reimbursement Amount with respect to each Mortgage Loan.  The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility Trustee for all Monthly Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been assigned or pledged to an Advancing Person.

(f)        The Servicer who enters into an Advance Facility shall indemnify the Seller, the NIMS Insurer, the Master Servicer, the Trustee, the Trust Fund and any successor resulting from any claim by the related Advancing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Seller, the NIMS Insurer, the Master Servicer, the Trustee or the successor Servicer.

(g)        Any amendment to this Section 3.25 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.25, including amendments to add provisions relating to a successor Servicer, may be entered into by the Seller, the Trustee, the Master Servicer and the Servicer without the consent of any Certificateholder, but only with the consent of the NIMS Insurer, notwithstanding anything to the contrary in this Agreement or the Trust Agreement.

ARTICLE IV.

PAYMENTS TO MASTER SERVICER

Section 4.01.   Remittances.

On each Remittance Date, no later than 3:00 p.m. New York City time, the Servicer shall remit on a scheduled/scheduled basis by wire transfer of immediately available funds to the Master Servicer (a) all amounts deposited in the Custodial Account as of the close of business on the last day of the related Prepayment Period (net of charges against or withdrawals from the Custodial Account pursuant to Section 3.04), plus (b) all Monthly Advances, if any, which the Servicer is obligated to make pursuant to Section 4.03, minus (c) any amounts attributable to Principal Prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or REO Disposition Proceeds received after the applicable Prepayment Period, which amounts shall be remitted on the following Remittance Date, together with any Compensating Interest required to be deposited in the Custodial Account in accordance with Section 3.03(vii), and minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Due Dates subsequent to the first day of the month in which such Remittance Date occurs, which amounts shall be remitted on the Remittance Date next succeeding the Due Date related to such Monthly Payment.

With respect to any remittance received by the Master Servicer after the Business Day on which such remittance payment was due, the Servicer shall pay to the Master Servicer interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date.  The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Trustee or the Master Servicer.

All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

Wells Fargo Bank, NA

San Francisco, CA

ABA 121-000-248

Account Number:  3970771416

Account Name: Corporate Trust Clearing

FFC:  17119600, Fremont Home Loan Trust 2004-3

Section 4.02.   Statements to Seller.

Not later than the eighteenth (18th) calendar day of each month (or if such eighteenth calendar day is not a Business Day, the immediately succeeding Business Day), the Servicer shall furnish to the Master Servicer and the NIMS Insurer (i) (a) monthly loan data in the format set forth in Exhibit D-1 hereto, (b) default loan data in the format set forth in Exhibit D-2 hereto and (c) information regarding realized losses and gains in the format set forth in Exhibit D-3 hereto (or in such other formats mutually agreed between the Servicer and the Master Servicer), in each case relating to the period ending on the last day of the preceding calendar month, (ii) all such information required pursuant to clause (i)(a) above on a magnetic tape, electronic mail, or other similar media reasonably acceptable to the Master Servicer and the NIMS Insurer and (iii) all supporting documentation with respect to the information required pursuant to clause (i)(c) above.  Together with such monthly remittance advice, the Servicer shall furnish to the Master Servicer, the Securities Administrator and the NIMS Insurer, a report setting forth a calculation of each of the Trigger Events set forth in Section 8.03 relating to the period ending on the last day of the preceding calendar month.

Such monthly remittance advice shall also be accompanied by a supplemental report provided to the Master Servicer, the Seller and, at its request, the NIMS Insurer, which includes on an aggregate basis for the previous Due Period (i) the amount of claims filed on any LPMI Policy, (ii) the amount of any claim payments made on any LPMI Policy, (iii) the amount of claims denied or curtailed on any LPMI Policy and (iv) policies cancelled with respect to those Mortgage Loans covered by any LPMI Policy purchased by the Seller on behalf of the Trust Fund; provided, however, notwithstanding anything to the contrary contained in any LPMI Policy, the Servicer shall not be required to submit such supplemental reports including the foregoing data with respect to any LPMI Policy until a reporting date that is at least twenty (20) days after the Servicer has received sufficient loan level information from the Seller or the Master Servicer to appropriately code its servicing systems in accordance with such requirements.

In addition, not more than 60 days after the end of each calendar year, commencing December 31, 2004, the Servicer shall provide (as such information becomes reasonably available to the Servicer) to the Master Servicer, the Securities Administrator and the NIMS Insurer such information concerning the Mortgage Loans and annual remittances to the Master Servicer relating thereto as is necessary for the Securities Administrator to prepare the Trust Fund’s federal income tax return and for any investor in the Certificates to prepare any required tax return.  Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer to the Master Servicer, the Securities Administrator and the NIMS Insurer pursuant to any requirements of the Code as from time to time are in force.  The Servicer shall also provide to the Securities Administrator such information as may be requested by it and required for the completion of any tax reporting responsibility of the Securities Administrator within such reasonable time frame as shall enable the Securities Administrator to timely file each Schedule Q (or other applicable tax report or return) required to be filed by it.

Section 4.03.   Monthly Advances by Servicer.

On the Business Day immediately preceding each Remittance Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future distribution, or both, an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date.  Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than remittances to the Master Servicer required to be made on such Remittance Date.  The Servicer shall keep appropriate records of such amounts and will provide such records to the Master Servicer and the NIMS Insurer upon request.

The Servicer’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.  Notwithstanding anything to the contrary contained herein, the Servicer shall not be required to advance any interest shortfalls to the extent such amounts result from the application of the Relief Act.

Section 4.04.   Due Dates Other Than the First of the Month.

Mortgage Loans having Due Dates other than the first day of a month shall be accounted for as described in this Section 4.04. Any payment due on a day other than the first day of each month shall be considered due on the first day of the month following the month in which that payment is due as if such payment were due on the first day of said month. For example, a payment due on August 15 shall be considered to be due on September 1 of said month. Any payment collected on a Mortgage Loan after the Cut-off Date shall be deposited in the Custodial Account. For Mortgage Loans with Due Dates on the first day of a month, deposits to the Custodial Account begin with the payment due on the first of the month following the Cut-off Date.

Section 4.05.   Credit Reporting.

For each Mortgage Loan, the Servicer shall accurately and fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to each of the following credit repositories:  Equifax Credit Information Services, Inc., Trans Union, LLC and Experian Information Solution, Inc., on a monthly basis in a timely manner. In addition, with respect to any Mortgage Loan serviced for a Fannie Mae pool, the Servicer shall transmit full credit reporting data to each of such credit repositories in accordance with Fannie Mae Guide Announcement 95-19 (November 11, 1995), a copy of which is attached hereto as Exhibit G, reporting each of the following statuses, each month with respect to a Mortgage Loan in a Fannie Mae pool: New origination, current, delinquent (30-60-90-days, etc), foreclosed or charged off.

ARTICLE V.

GENERAL SERVICING PROCEDURES

Section 5.01.   Transfers of Mortgaged Property.

The Servicer shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note.  When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related LPMI Policy, if any.

If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the seller of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the seller of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.  If an assumption fee is collected by the Servicer for entering into an assumption agreement, such assumption fee shall be retained by the Servicer as Ancillary Income.  In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by the Servicer, its affiliates or Fannie Mae with respect to underwriting mortgage loans of the same type as the Mortgage Loans.  If the credit of the proposed transferee does not meet such underwriting criteria, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 5.02.   Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall notify the Master Servicer in the Monthly Remittance Advice as provided in Section 4.02, and may request the release of any Mortgage Loan Documents from the Seller in accordance with this Section 5.02 hereof.

If the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Seller, the Trustee or the Trust Fund may have under the mortgage instruments, the Servicer shall deposit into the Custodial Account the entire outstanding principal balance, plus all accrued interest on such Mortgage Loan, on the day preceding the Remittance Date in the month following the date of such release.  The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 3.13 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 5.03.   Servicing Compensation.

As consideration for servicing the Mortgage Loans subject to this Agreement, the Servicer shall retain the relevant Servicing Fee for each Mortgage Loan remaining subject to this Agreement during any month or part thereof. Such Servicing Fee shall be payable monthly. Additional servicing compensation in the form of Ancillary Income shall be retained by the Servicer and is not required to be deposited in the Custodial Account.  The obligation of the Seller to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds) of such Monthly Payment collected by the Servicer.

The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 5.04.   Annual Audit Report.

On or before March 15th of each year, beginning with March 15, 2005, the Servicer shall, at its own expense, cause a firm of independent public accountants (who may also render other services to the Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish the Master Servicer, the Depositor and, at its request, the NIMS Insurer (i) year-end audited (if available) consolidated financial statements of the Servicer and (ii) a statement to the effect that such firm has examined certain documents and records for the preceding fiscal year (or during the period from the date of commencement of such Servicer’s duties hereunder until the end of such preceding fiscal year in the case of the first such certificate) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (or such other attestation program as may be required by applicable law or regulation), such firm is of the opinion that the Servicer’s overall servicing operations have been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers (or such other attestation program as may be required by applicable law or regulation) except for such exceptions that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report, in which case such exceptions shall be set forth in such statement.

Section 5.05.   Annual Officer’s Certificate.

(a)        On or before March 15th of each year, beginning with March 15, 2005, the Servicer shall, at its own expense, will deliver to the Master Servicer, the Depositor and, at its request, the NIMS Insurer, a Servicing Officer’s certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding fiscal year and of performance under this Agreement has been made under such officers’ supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

(b)        For so long as a certificate under the Sarbanes-Oxley Act of 2002, as amended, (“Sarbanes-Oxley”) is required to be given on behalf of the Trust Fund, no later than March 15th of each year (or if not a Business Day, the immediately preceding Business Day), or at any other time that the Master Servicer, the Depositor, the Securities Administrator or the Trustee provides a certification pursuant to Sarbanes-Oxley and upon thirty (30) days written request of such parties, an officer of the Servicer shall execute and deliver an Officer’s Certificate to the party making such certification for the benefit of the Trust Fund and the party making such certification and its officers, directors and affiliates, in the form of Exhibit F hereto.

(c)        The Servicer shall indemnify and hold harmless the Master Servicer, the Depositor and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 5.05 or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer and/or the Depositor, then the Servicer agrees that it shall contribute to the amount paid or payable by the Master Servicer and/or the Depositor as a result of the losses, claims, damages or liabilities of the Master Servicer and/or the Depositor in such proportion as is appropriate to reflect the relative fault of the Master Servicer and/or the Depositor on the one hand and the Servicer on the other in connection with a breach of the Servicer’s obligations under this Section 5.05 or the Servicer’s negligence, bad faith or willful misconduct in connection therewith.

Section 5.06.   Inspection.

The Servicer shall provide the Trustee, the Master Servicer, the Back-up Master Servicer and, at its request, the NIMS Insurer, upon reasonable advance notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations.  Upon request, the Servicer shall furnish to the Trustee, the Master Servicer, the Back-up Master Servicer and, at is request, the NIMS Insurer its most recent publicly available consolidated financial statements and such other information relating to its capacity to perform its obligations under this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section 5.06 as a result of such obligation shall not constitute a breach of this Section 5.06.

Section 5.07.   Cooperation with Back-up Master Servicer.

The Servicer hereby acknowledges that the Back-up Master Servicer may investigate and advise the Servicer from time to time with respect to matters relating to the Servicer and the performance of the Servicer’s obligations under this Agreement.  The Servicer shall cooperate with the Back-up Master Servicer in connection with such matters.

ARTICLE VI.

REPRESENTATIONS, WARRANTIES AND AGREEMENTS

Section 6.01.   Representations, Warranties and Agreements of the Servicer.

The Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Master Servicer, the Depositor and the Trustee, as of the Closing Date:

(a)        Due Organization and Authority.  The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement; the Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights and to the application of equitable principles in any proceeding, whether at law or in equity; and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

(b)        Ordinary Course of Business.  The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

(c)        No Conflicts.  Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by the Servicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer’s charter or by-laws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject that would impair the ability of the Servicer to service the Mortgage Loans, or impair the value of the Mortgage Loans;

(d)        Ability to Perform.  The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e)        No Litigation Pending.  There is no action, suit, proceeding or investigation pending or, to the Servicer’s knowledge, threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

(f)        No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such approval has been obtained prior to the Closing Date;

(g)        No Default.  The Servicer is not in default, and no event or condition exists that after the giving of notice or lapse of time or both, would constitute an event of default under any material mortgage, indenture, contract, agreement, judgment, or other undertaking, to which the Servicer is a party or which purports to be binding upon it or upon any of its assets, which default could impair materially the ability of the Servicer to perform under the terms of this Agreement;

(h)        Ability to Service.  The Servicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae and Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans.  The Servicer is in good standing to service mortgage loans for either Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with either Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either of Fannie Mae or Freddie Mac;

(i)         No Commissions to Third Parties.  The Servicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Seller;

(j)         Fair Credit Reporting Act.  The Servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories) on a monthly basis; and

(k)        No Untrue Information.  Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

Section 6.02.   Remedies for Breach of Representations and Warranties of the Servicer.

It is understood and agreed that the representations and warranties set forth in Section 6.01 shall survive the engagement of the Servicer to perform the servicing responsibilities as of the related Closing Date hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Master Servicer, the NIMS Insurer and the Trustee.  Upon discovery by any of the Servicer, the Master Servicer, the NIMS Insurer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interests of the Master Servicer, the NIMS Insurer or the Trustee, the party discovering such breach shall give prompt written notice to the other.

Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in Section 6.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Trustee’s or the Master Servicer’s option, assign the Servicer’s rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor servicer.  Such assignment shall be made in accordance with Sections 8.01 and 8.02.

In addition, the Servicer shall indemnify the Master Servicer, the Trustee and the NIMS Insurer and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer’s representations and warranties contained in Section 6.01.

Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 6.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Master Servicer, the Depositor or the Trustee to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Master Servicer, the NIMS Insurer or the Trustee for compliance with this Agreement.

Section 6.03.   Additional Indemnification by the Servicer.

(a)        The Servicer shall indemnify the Master Servicer, the Seller, the Depositor, the Trustee, the Securities Administrator, the Trust Fund and the NIMS Insurer and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses (collectively, the “Liabilities”) that the indemnified party may sustain in any way related to (i) the failure of the Servicer to perform its duties and service the Mortgage Loans in accordance with the terms of this Agreement (including, but not limited to its obligation to provide the certification pursuant to Section 5.05 hereunder), (ii) any inaccurate or misleading information provided in the certification pursuant to Section 5.05 or (iii) the failure of the Mortgagor (or the Servicer) to maintain hazard insurance or flood insurance with respect to the related Mortgaged Property which complies with the requirements of Section 3.11.  The Servicer shall immediately notify the Master Servicer, the Depositor, the Trustee, the Securities Administrator or the NIMS Insurer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans that may result in such Liabilities, and the Servicer shall assume (with the prior written consent of the indemnified party) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any indemnified party in respect of such claim and follow any written instructions received from the such indemnified party in connection with such claim.  The Servicer shall be reimbursed promptly from the Trust Fund for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Servicer’s indemnification pursuant to Section 6.02, or the failure of the Servicer to service and administer the Mortgage Loans in accordance with the terms of this Agreement.  In the event a dispute arises between the Servicer and an indemnified party with respect to any of the rights and obligations of the parties pursuant to this Agreement, and such dispute is adjudicated in a court of law, by an arbitration panel or any other judicial process, then the losing party shall indemnify and reimburse the winning party for all attorney’s fees and other costs and expenses related to the adjudication of said dispute.

(b)        The Servicer and any director, officer, employee or agent of the Servicer shall be indemnified and held harmless by the Trust Fund against any and all Liabilities incurred in connection with any legal action relating to this Agreement or the Certificates, except to the extent such Liabilities resulted from or arose out of the negligence, bad faith or willful misfeasance in the performance of the Servicer’s (or any director, officer, employee or agent of the Servicer) duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder.

Section 6.04.   Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the Holder of the related Residual Certificate, the Master Servicer, the Securities Administrator, the Trustee, the Trust Fund and the NIMS Insurer against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Master Servicer, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Servicer has relied.  The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate, the Trustee and the Trust Fund or the NIMS Insurer now or hereafter existing at law or in equity or otherwise.  Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

Section 6.05.   Reporting Requirements of the Commission.

Notwithstanding any other provision of this Agreement, the Servicer (i) agrees to negotiate in good faith any amendment or modification (including an indemnification agreed to in connection therewith) to this Agreement as may be necessary, in the judgment of the Depositor and its counsel (as evidenced by an opinion of such counsel addressed to the Servicer), to comply with any rules promulgated by the U.S. Securities and Exchange Commission (the "Commission") and any interpretations thereof by the staff of the Commission (collectively, "SEC Rules") and (ii) with reasonable notice and upon written request, provide to the Depositor, within reasonable timeframes designed to comply with SEC Rules, for inclusion in any periodic report required to be filed under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), such items of information regarding this Agreement and matters related to the Servicer, including as applicable (by way of example and not limitation), a description of any material litigation or governmental action or proceeding involving the Servicer or its affiliates (collectively, the "Servicer Information"), provided, that such information shall be required to be provided by the Servicer only to the extent that such shall be determined by the Depositor and its counsel (as evidenced by an opinion of such counsel addressed to the Servicer) to be necessary to comply with any SEC Rules.  The Seller agrees to cooperate in good faith with the Servicer to negotiate the reimbursement of any material out-of-pocket fees or expenses incurred by the Servicer as a result of such amendment.

ARTICLE VII.

THE SERVICER

Section 7.01.   Merger or Consolidation of the Servicer.

Subject to the following paragraph, the Servicer shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation (including by means of the sale of substantially all of the Servicer’s assets to such Person) to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $25,000,000, (ii) which is a Fannie Mae- and Freddie Mac-approved servicer in good standing and (iii) having a residential primary servicer rating for the servicing of subprime residential mortgage loans issued by S&P, Fitch or Moody’s at or above “Above Average”, “RPS2” or “SQ2”, respectively, or any equivalent rating designations issued by the Rating Agencies from time to time.

Section 7.02.   Limitation on Liability of the Servicer and Others.

Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Master Servicer, the NIMS Insurer, the Depositor or the Trustee for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in material compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto.  In such event, the Servicer shall be entitled to reimbursement from the Trust Fund for the reasonable legal expenses and costs of such action.

Section 7.03.   Limitation on Resignation and Assignment by the Servicer.

This Agreement has been entered into with the Servicer in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof.  Therefore, except as expressly provided in this Section 7.03 and Sections 3.21, 3.25 and 7.01, the Servicer shall neither assign its rights under this Agreement or the servicing hereunder nor delegate its duties hereunder or any portion thereof without, in each case, the prior written consent of the Master Servicer, the Trustee and the NIMS Insurer which consent shall be granted or withheld in the discretion the Master Servicer, the Trustee and the NIMS Insurer; provided, that in each case, there must be delivered to the Master Servicer, the Trustee and the NIMS Insurer a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates or the NIM Securities to be issued in the NIMS Transaction.  Notwithstanding the foregoing, the Servicer, without the consent of the Seller, the Master Servicer, the Securities Administrator, the Trustee or the NIMS Insurer, may retain third party contractors to perform certain servicing and loan administration functions, including without limitation, hazard insurance administration, tax payment and administration, flood certification and administration, collection services and similar functions; provided, that the retention of such contractors by Servicer shall not limit the obligation of the Servicer to service the Mortgage Loans pursuant to the terms and conditions of this Agreement.

The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the Master Servicer, the Trustee and the NIMS Insurer or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer.  Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer, the Trustee and the NIMS Insurer which Opinion of Counsel shall be in form and substance reasonably acceptable to each of them.  No such resignation shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 8.01.

Without in any way limiting the generality of this Section 7.03, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof, except to the extent permitted by and in accordance with this Section 7.03 and Sections 3.21, 3.25 and 7.01, without the prior written consent of the Seller, the Master Servicer, the Trustee and the NIMS Insurer, then such parties shall have the right to terminate this Agreement upon notice given as set forth in Section 8.01, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

ARTICLE VIII.

TERMINATION

Section 8.01.   Termination for Cause.

(a)        Any of the following occurrences shall constitute an event of default (each, an “Event of Default”) on the part of the Servicer:

(i)         any failure by the Servicer to remit to the Master Servicer any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer or the NIMS Insurer; or

(ii)        failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement (other than the Servicer’s obligations under Section 5.05) which continues unremedied for a period of thirty (30) days (or seven (7) days with respect to Servicer’s covenants and agreements set forth in Sections 5.04) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer or the NIMS Insurer; or

(iii)      failure by the Servicer to duly perform, within the required time period, its obligations under Section 5.05 which failure continues unremedied for a period of seven (7) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by any party to this Servicing Agreement or by any master servicer responsible for master servicing the Mortgage Loans pursuant to a securitization of such Mortgage Loans; or

(iv)       failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located, except where such license is not required by applicable law in order to conduct the business of the type conducted by the Servicer; or

(v)        a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(vi)       the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(vii)      the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

(viii)    the Servicer ceases to meet the qualifications of a Fannie Mae or Freddie Mac seller/servicer; or

(ix)       the Servicer attempts, without the consent of the Master Servicer, to assign the servicing of the Mortgage Loans or its right to servicing compensation hereunder or the Servicer attempts, without the consent of the Master Servicer or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in a manner not permitted under this Agreement; or

(x)        if (x) any of the Rating Agencies reduces or withdraws the rating of any of the Certificates due to a reason attributable to the Servicer or (y) the Servicer’s residential primary servicer rating for servicing of subprime loans issued by any of the Rating Agencies is reduced more than one level below its rating in effect on the Closing Date or withdrawn; or

(xi)       the net worth of the Servicer shall be less than $25,000,000.

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Master Servicer, the Trustee or the NIMS Insurer may have at law or equity to damages, including injunctive relief and specific performance, the Master Servicer, the Trustee or the NIMS Insurer, by notice in writing to the Servicer, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the servicing contract established hereby and the proceeds thereof.

Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor servicer appointed by the Trustee or the Master Servicer, as the case may be, with the consent of the other party and the NIMS Insurer.  Upon written request from the Master Servicer, the Servicer shall prepare, execute and deliver to the successor entity designated by the Master Servicer any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer’s sole expense.  The Servicer shall cooperate with the Seller, the Master Servicer, the NIMS Insurer, the Trustee and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

By a written notice, the Trustee or the Master Servicer, with the consent of the other parties and the NIMS Insurer, may waive any default by the Servicer in the performance of its obligations hereunder and its consequences.  Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Upon a termination of the Servicer pursuant to this Section 8.01, the Servicer shall continue to be entitled to receive any unreimbursed Servicing Advances and unpaid Servicing Fees in the same manner and from the same sources from which the Servicer would have received such Servicing Fees and Servicing Advances had the Servicer remained as the Servicer hereunder.

Section 8.02.   Termination Without Cause.

This Agreement shall terminate upon: (i) the later of (a) the distribution of the final payment or liquidation proceeds on the last Mortgage Loan to the Master Servicer (or advances by the Servicer for the same), and (b) the disposition of all REO Property acquired upon foreclosure of the last Mortgage Loan and the remittance of all funds due hereunder, or (ii) mutual consent of the Servicer, the Seller and the Master Servicer in writing provided such termination is also acceptable to the Rating Agencies and, at its request, the NIMS Insurer or (iii) with respect to some or all of the Mortgage Loans, at the sole option of the Seller, without cause, upon sixty (60) days written notice, subject to the limitations set forth below.  Any such notice of termination shall be in writing and delivered to the Trustee, the Master Servicer, the NIMS Insurer and the Servicer by registered mail to the address set forth in Section 9.04 of this Agreement.  The Servicer shall comply with the termination procedures set forth in Sections 8.01, 8.02 and 9.01 hereof.

In the event the Seller terminates the Servicer without cause with respect to some or all of the Mortgage Loans in accordance with Section 8.02(iii) above, the Seller shall be required to pay to the Servicer the Termination Fee.  Upon a termination of the Servicer pursuant to this Section 8.02, at the time of the transfer of servicing hereunder the Servicer shall be reimbursed in full for all previously unreimbursed Monthly Advances, Servicing Advances and unpaid Servicing Fees; provided that the Servicer shall deliver to the Master Servicer and the successor servicer reasonably acceptable documentation documenting such Monthly Advances and Servicing Advances.

Section 8.03.   Special Termination Events.

If, as of any date of determination, any of the following circumstances shall exist with respect to the Mortgage Loans (each, a “Trigger Event”), subject to the prior written consent of the NIMS Insurer, the Master Servicer and the Seller shall have the right, by notice in writing to the Servicer, to terminate all of the rights and obligations of the Servicer under this Agreement:

(i)         the “60 Day Delinquency Average” of the Mortgage Loans exceeds twelve percent (12%) of the unpaid principal balance of the Mortgage Loans.  As used herein, the “60 Day Delinquency Average” is equal to the average percentage, as of the end of the Due Periods relating to the three immediately preceding Remittance Dates, of the scheduled principal balance of all Mortgage Loans that are (i) 60 or more days delinquent (but not in bankruptcy or foreclosure and which have not become REO Properties), (ii) in bankruptcy and 60 or more days delinquent, (iii) in foreclosure and 60 or more days delinquent or (iv) REO Properties; or

(ii)        as of any date, the “Realized Losses” for the Mortgage Loans for the then most recent twelve month period exceeds 1.50% of the unpaid principal balance of the such Mortgage Loans as of the beginning of such twelve (12) month period.  As used herein, with respect to any liquidated Mortgage Loan, the related “Realized Loss” is amount equal to (i) the unpaid principal balance of the related liquidated Mortgage Loan as of the date of liquidation, minus (ii) Liquidation Proceeds received, to the extent allocable to principal, net of amounts that are reimbursable therefrom to the Servicer with respect to such Mortgage Loan including expenses of liquidation; or

(iii)      the cumulative Realized Losses for the Mortgage Loans, calculated as a percentage of the Cut-Off Date principal balance of the Mortgage Loans exceeds the percentage set forth in the first column below at any time during the corresponding period from the Closing Date set forth in the second column below:

Trigger Percentage	Applicable Period from Closing Date
1.75%	From the Closing Date through the end of the 12th complete calendar month following the Closing Date
2.25%	From the 13th calendar month following the Closing Date through end of the 24th complete calendar month following the Closing Date
3.50%	From the 25th calendar month following the Closing Date through the end of the 36th complete calendar month following the Closing Date
5.00%	From the 37th calendar month following the Closing Date through the end of the 48th complete calendar month following the Closing Date
7.50%	At any time after the end of the 48th complete calendar month following the Closing Date

Upon receipt by the Servicer of a written termination notice pursuant to this Section 8.03, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor servicer appointed by the Seller, with the consent of the Trustee, the Master Servicer and the NIMS Insurer.  Upon written request from the Master Servicer, the Servicer shall prepare, execute and deliver to the successor entity designated by the Seller any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer’s sole expense.  The Servicer shall cooperate with the Seller, the Master Servicer, the NIMS Insurer and the Trustee and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the related Mortgage Loans.

By a written notice, the Seller may waive any Trigger Event hereunder and its consequences.  Upon any waiver of a Trigger Event in any period, such event shall cease to exist for such period.  No such waiver shall extend to any subsequent or other default or Trigger Event or impair any right consequent thereon except to the extent expressly so waived.

No Termination Fee shall be payable to the Servicer upon a termination pursuant to this Section 8.03.  Upon a termination of the Servicer pursuant to this Section 8.03, the Servicer shall continue to be entitled to receive any unreimbursed Servicing Advances and unpaid Servicing Fees in the same manner and from the same sources from which the Servicer would have received such Servicing Fees and Servicing Advances had the Servicer remained as the Servicer hereunder.

Section 8.04.   Termination for Distressed Mortgage Loans.

(a)        Subject to the requirements set forth in this Section 8.04, the Seller may terminate this Agreement with the prior consent of the Trustee, the NIMS Insurer and the Master Servicer, with respect to the servicing of those Mortgage Loans that are determined to be Distressed Mortgage Loans and in such event servicing of such Mortgage Loans shall be transferred to the Special Servicer.  The appointment of a Special Servicer by the Seller and the execution of a special servicing agreement between the Seller and the Special Servicer shall be subject to the consent of the Trustee, the Master Servicer and the NIMS Insurer and the receipt of confirmation from the Rating Agencies that the transfer of servicing to the Special Servicer shall not result in a reduction of any rating previously given by such Rating Agency to any Certificate or the NIM Securities.  Any monthly fee paid to the Special Servicer in connection with any Mortgage Loan serviced by such Special Servicer shall not exceed one-twelfth of the product of (a) 0.50% and (b) the outstanding principal balance of such Mortgage Loan.  All unreimbursed Servicing Fees, Servicing Advances and Monthly Advances owing to the Servicer relating to such Distressed Mortgage Loans shall be reimbursed and paid to the Servicer by the successor Special Servicer upon such transfer to the Special Servicer.

(b)        All reasonable costs and expenses incurred in connection with a transfer of servicing to the Special Servicer including, without limitation, the costs and expenses of the Trustee or any other Person in connection with such transfer including the transfer of the Servicing Files and the other necessary data to the Special Servicer, shall be paid by the Seller from its own funds without reimbursement.  The Seller shall be responsible for the delivery of all required transfer notices and will send a copy of the transfer notice to the Trustee.

(c)        Notwithstanding the foregoing provisions of this Section 8.04, the NIMS Insurer may, at its option, withhold its consent to the transfer of a Distressed Mortgage Loan to a Special Servicer and elect to purchase such Distressed Mortgage Loan at a price equal to its Purchase Price.  Prior to such purchase, the Servicer shall be required to continue to make Monthly Advances with respect to such Distressed Mortgage Loan pursuant to Section 4.03.  Any such purchase of a Distressed Mortgage Loan shall be accomplished by remittance to the Master Servicer for deposit in the Collection Account established pursuant to Section 4.01 of the Trust Agreement of the amount of the Purchase Price.  The Servicer, on behalf of the Trustee, shall take reasonable steps to effectuate the transfer of servicing of such Distressed Mortgage Loan to the NIMS Insurer to the extent necessary, including the prompt delivery of all Servicing Files and other related documentation to the NIMS Insurer or its designee.

(d)        Upon a termination of the Servicer pursuant to this Section 8.04, at the time of the transfer of servicing hereunder the Servicer shall be entitled to the Termination Fee and to reimbursement in full for all previously unreimbursed Monthly Advances and/or Servicing Advances and unpaid Servicing Fees, provided that the Servicer shall deliver to the Master Servicer or the successor servicer reasonably acceptable documentation documenting such Monthly Advances and/or Servicing Advances.

ARTICLE IX.

MISCELLANEOUS PROVISIONS

Section 9.01.   Successor to the Servicer.

Simultaneously with the termination of the Servicer’s responsibilities and duties under this Agreement (a) pursuant to Sections 6.02, 6.04, 7.03, 8.01 or 8.02, the Master Servicer shall (i) within 90 days of the Servicer’s notice of such termination, succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement; or (b) pursuant to a termination under Section 8.02(iii) or Section 8.03, the Seller shall appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement.  Any successor to the Servicer shall be subject to the approval of the Master Servicer and the NIMS Insurer.  Any approval of a successor servicer by the Master Servicer and the NIMS Insurer and, to the extent required by the Trust Agreement, the Trustee, shall, if the successor servicer is not at that time a servicer of other Mortgage Loans for the Trust Fund, be conditioned upon the receipt by the Master Servicer, the NIMS Insurer, the Seller and the Trustee of a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates or the NIM Securities to be issued in the NIMS Transaction.  In connection with such appointment and assumption, the Master Servicer or the Seller, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree, provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement.  In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 9.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Sections 6.01 and the remedies available to the Master Servicer, the Trustee, the NIMS Insurer and the Seller under Sections 6.02, 6.03 and 6.04, it being understood and agreed that the provisions of such Sections 6.01, 6.02, 6.03 and 6.04 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.  Neither the Master Servicer, in its capacity as successor servicer, nor any other successor servicer shall be responsible for the lack of information and/or documents that it cannot otherwise obtain through reasonable efforts.

Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer of any Mortgage Notes and the related documents.  The Servicer shall cooperate with the Trustee, the Master Servicer or the Seller, as applicable, and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Trustee, the Servicer, the Master Servicer, the NIMS Insurer and the Seller an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 6.01 and provide for the same remedies set forth in Sections 6.02, 6.03 and 6.04 herein and (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement.  Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 6.02, 7.03, 8.01, 8.02 or 8.03 shall not affect any claims that the Seller, the Master Servicer, the NIMS Insurer or the Trustee may have against the Servicer arising out of the Servicer’s actions or failure to act prior to any such termination or resignation.  In addition, in the event any successor servicer is appointed pursuant to Section 8.02(iii) of this Agreement, such successor servicer must satisfy the conditions relating to the transfer of servicing set forth in the Trust Agreement.

The Servicer shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Loan documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

Upon a successor’s acceptance of appointment as such, it shall notify the Trustee, the Seller and Master Servicer, the NIMS Insurer and the Depositor of such appointment in accordance with the procedures set forth in Section 9.04.

Section 9.02.   Costs.

The Seller shall pay the legal fees and expenses of its attorneys.  Costs and expenses incurred in connection with the transfer of the servicing responsibilities, including fees for delivering Servicing Files, shall be paid by (i) the terminated or resigning servicer if such termination or resignation is a result of an occurrence of a termination event under Section 8.01 or a Trigger Event under Section 8.03, (ii) the related Seller if such termination is pursuant to Section 8.02(iii) or 8.04 and (iii) in all other cases by the Trust Fund.  Subject to Section 2.02, the Seller, on behalf of the Depositor, shall pay the costs associated with the preparation, delivery and recording of Assignments of Mortgages.

Section 9.03.   Protection of Confidential Information.

The Servicer shall keep confidential and shall not divulge to any party, without the Seller’s prior written consent, any nonpublic information pertaining to the Mortgage Loans or any borrower thereunder, except to the extent that it is appropriate for the Servicer to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

Section 9.04.   Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by overnight courier, addressed as follows (or such other address as may hereafter be furnished to the other party by like notice):

(i)         if to the Seller:

Lehman Brothers Holdings Inc.
745 Seventh Avenue
5th Floor
New York, New York  10019
Attention: Manager, Contract Finance

(ii)        if to the Servicer:

HomEq Servicing Corporation
4837 Watt Avenue
North Highlands, California 95660
Attention:  Portfolio Management
Facsimile Number:  (916) 339-6995
Confirmation Number:  (916) 339-6267

            with a copy to:

            HomEq Servicing Corporation
1620 East Roseville Parkway
Suite 210, Second Floor
Roseville, California 95661
Attention:  Legal Department
Facsimile Number:  (916) 787-9567
Confirmation Number:  (916) 787-9363

(iii)      if to the Master Servicer or the Securities Administrator:

Wells Fargo Bank, N.A.
P.O. Box 98
Columbia, Maryland 21046
Attention:  Corporate Trust Group, Fremont Home Loan Trust 2004-3
(or, in the case of overnight deliveries,
9062 Old Annapolis Road
Columbia, Maryland 21045)
Telephone:  (410) 884-2000
Facsimile:   (410) 715-2380

(iv)       if to the Back-up Master Servicer:

Aurora Loan Services Inc.

2530 South Parker Road, Suite 601

Aurora, Colorado 80014

Attention:  E. Todd Whittemore

Telephone No.:  (303) 632-3422

Facsimile No.:   (303) 632-4287

(v)        if to the Trustee:

U.S. Bank National Association

One Federal Street, Third Floor

Boston, Massachusetts 02110

Attention:  Structured Finance Department— Fremont Home Loan Trust, Series 2004-3

(vi)       if to the Credit Risk Manager:

The Murrayhill Company

1700 Lincoln Street, Suite 1600

Denver, Colorado 80203

Attention:  General Counsel (Fremont Home Loan Trust 2004-3)

Telephone:  (720) 947-6947

Facsimile:   (720) 947-6598

(vii)      if to the NIMS Insurer:

            as provided in the Trust Agreement.

Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee.

Section 9.05.   Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.  If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

Section 9.06.   No Personal Solicitation.

From and after the Closing Date, the Servicer hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Servicer’s behalf, to personally, by telephone or mail, solicit the borrower or obligor under any related Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Trustee.  It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Trustee pursuant hereto on the Closing Date and the Servicer shall take no action to undermine these rights and benefits.  Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Servicer or any affiliate of the Servicer which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 9.06.

Section 9.07.   Counterparts.

This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 9.08.   Place of Delivery and Governing Law.

This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Seller in the State of New York and shall be deemed to have been made in the State of New York.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.09.   Further Agreements.

The Seller and the Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 9.10.   Intention of the Parties.

It is the intention of the parties that the Seller is conveying, and the Servicer is receiving only a contract for servicing the Mortgage Loans.  Accordingly, the parties hereby acknowledge that the Trust Fund remains the sole and absolute owner of the Mortgage Loans (other than the servicing rights) and all rights related thereto.

Section 9.11.   Successors and Assigns; Assignment of Servicing Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Servicer, the Seller, the NIMS Insurer and the Master Servicer and their respective successors and assigns.  This Agreement shall not be assigned, pledged or hypothecated by the Servicer to a third party except in accordance with Section 7.02 and shall not be assigned, pledged or hypothecated by the Seller without the prior written consent of the NIMS Insurer except as to the extent provided in Section 9.12.

Section 9.12.   Assignment by the Seller.

The Seller shall assign (exclusive of the Seller’s rights arising under Section 8.02(iii) and 8.03), its interest under this Agreement to the Depositor, which in turn shall assign such rights to the Trustee, and the Trustee then shall succeed to all rights of the Seller under this Agreement.

Section 9.13.   Amendment.

This Agreement may be amended from time to time by the Servicer and the Seller, with (i) the prior written consent of the Trustee and the NIMS Insurer and (ii) the written agreement signed by the Master Servicer, the Seller and the Servicer; provided that the party requesting such amendment shall, at its own expense, provide the Trustee, the NIMS Insurer, the Master Servicer and the Seller with an Opinion of Counsel that such amendment will not materially adversely affect the interest of the Certificateholders in the Mortgage Loans or the NIM Securities to be issued in the NIMS Transaction.  Any such amendment shall be deemed not to adversely affect in any material respect any the interest of the Certificateholders in the Mortgage Loans or the NIM Securities to be issued in the NIMS Transaction, if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce, qualify or withdraw the then current rating assigned to the Certificates and the NIM Securities (and any Opinion of Counsel requested by the Trustee, the NIMS Insurer, the Master Servicer and the Seller in connection with any such amendment may rely expressly on such confirmation as the basis therefore); provided, however, this Agreement may be amended by the Servicer, the Seller, the Master Servicer and the Trustee from time to time without the delivery of an Opinion of Counsel described above to the extent necessary, in the judgment of the seller and its counsel, to comply with the SEC Rules.

Section 9.14.   Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced and is consented to by the NIMS Insurer.

Section 9.15.   Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 9.16.   Intended Third Party Beneficiaries.

Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Trustee, the Back-up Master Servicer and the NIMS Insurer receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions.  The Servicer shall have the same obligations to the Trustee, the Back-up Master Servicer and the NIMS Insurer as if they were parties to this Agreement, and the Trustee, the Back-up Master Servicer and the NIMS Insurer shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement.  The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement or the Credit Risk Manager Agreement.  Notwithstanding the foregoing, all rights of the Trustee and the Back-up Master Servicer and the rights and obligations of the Master Servicer hereunder (other than the right to indemnification) shall terminate upon the termination of the Trust Fund pursuant to the Trust Agreement and all rights of the NIMS Insurer set forth in this Agreement (other than the right of indemnification) shall exist only so long as the NIM Securities issued pursuant to the NIMS Transaction remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such NIM Securities.

Section 9.17.   General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)        the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)        accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)        references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)        a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)        the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)        the term “include” or “including” shall mean by reason of enumeration.

Section 9.18.   Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

IN WITNESS WHEREOF, the Servicer, the Seller and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                                                                    LEHMAN BROTHERS HOLDINGS INC.,

                                                                                    as Seller

                                                                                    By:   /s/ Joseph J. Kelly

                                                                                                Name: Joseph J. Kelly

                                                                                                Title:   Authorized Signatory

                                                                                    HomEq Servicing Corporation,

                                                                                    as Servicer

                                                                                    By:  /s/ Arthur Lyon

                                                                                    Name:  Arthur Lyon

                                                                                    Title:    President

                                                                                    WELLS FARGO BANK, N.A.,

                                                                                    as Master Servicer

                                                                                    By:    /s/ Amy Doyle___________________

                                                                                                Name: Amy Doyle

                                                                                                Title:   Vice President

Acknowledged by:

U.S. BANK NATIONAL ASSOCIATION,

            as Trustee

By:    /s/ Diana J. Kenneally________

            Name: Diana J. Kenneally

            Title:   Assistant Vice President

EXHIBIT A

MORTGAGE LOAN SCHEDULE

EXHIBIT B

CUSTODIAL ACCOUNT LETTER AGREEMENT

______________ __, ____

To:

            (the “Depository”)

As Servicer under the Securitization Servicing Agreement, dated as of October 1, 2004 (the “Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 3.03 of the Agreement, to be designated as “HomEq Servicing Corporation in trust for U.S. Bank National Association, as Trustee for Fremont Home Loan Trust, Series 2004-3.”  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                                                                        HOMEQ SERVICING CORPORATION

                                                                        Servicer

                                                                        By:

                                                                        Name:

                                                                        Title:

                                                                        Date:

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

                                                                                    Depository

                                                                        By:

                                                                        Name:

                                                                        Title:

                                                                        Date:

EXHIBIT C

ESCROW ACCOUNT LETTER AGREEMENT

______________ ___, ____

To:

(the “Depository”)

As Servicer under the Securitization Servicing Agreement, dated as of October 1, 2004 (the “Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 3.05 of the Agreement, to be designated as “HomEq Servicing Corporation in trust for U.S. Bank National Association, as Trustee for the Fremont Home Loan Trust, Series 2004-3.”  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                                                                                    HOMEQ SERVICING CORPORATION

                                                                                    Servicer

                                                                                    By:

                                                                                    Name:

                                                                                    Title:

                                                                                    Date:

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

                                                                                    Depository

                                                                                    By:

                                                                                    Name:

                                                                                    Title:

                                                                                    Date:

EXHIBIT D-1

STANDARD FILE LAYOUT – SCHEDULED/SCHEDULED

Column Name	Description	Decimal	Format Comment
LOAN_NBR	Loan Number assigned by investor		Text up to 10 digits
SERVICER LOAN_NBR	Servicer Loan Number		Text up to 10 digits
BORROWER_NAME	Mortgagor name assigned to Note		Max length of 30
SCHED_PMT_AMT	P&I constant	2	No commas(,) or dollar signs ($)
NOTE_INT_RATE	Gross Interest Rate	4	Max length of 6
NET_RATE	Gross Interest Rate less the Service Fee Rate	4	Max length of 6
SERV_FEE_RATE	Service Fee Rate	4	Max length of 6
NEW_PAY_AMT	ARM loan's forecasted P&I constant	2	No commas(,) or dollar signs ($)
NEW_LOAN_RATE	ARM loan's forecasted Gross Interest Rate	4	Max length of 6
ARM_INDEX_RATE	ARM loan's index Rate used	4	Max length of 6
ACTL_BEG_BAL	Beginning Actual Balance	2	No commas(,) or dollar signs ($)
ACTL_END_BAL	Ending Actual Balance	2	No commas(,) or dollar signs ($)
NEXT_DUE_DATE	Borrower's next due date		MM/DD/YYYY
CURT_AMT_1	Curtailment Amount	2	No commas(,) or dollar signs ($)
CURT_DATE_1	Due date Curtailment was applied to		MM/DD/YYYY
CURT_ADJ_ AMT_1	Curtailment Interest if applicable	2	No commas(,) or dollar signs ($)
CURT_AMT_2	Curtailment Amount 2	2	No commas(,) or dollar signs ($)
CURT_DATE_2	Due date Curtailment was applied to		MM/DD/YYYY
CURT_ADJ_ AMT2	Curtailment Interest if applicable	2	No commas(,) or dollar signs ($)
CURT_AMT_3	Curtailment Amount 3	2	No commas(,) or dollar signs ($)
CURT_DATE_3	Due date Curtailment was applied to		MM/DD/YYYY
CURT_ADJ_AMT3	Curtailment Interest, if applicable	2	No commas(,) or dollar signs ($)
SCHED_BEG_BAL	Beginning Scheduled Balance	2	No commas(,) or dollar signs ($)
SCHED_END_BAL	Ending Scheduled Balance	2	No commas(,) or dollar signs ($)
SCHED_PRIN_AMT	Scheduled Principal portion of P&I	2	No commas(,) or dollar signs ($)
SCHED_NET_INT	Scheduled Net Interest (less Service Fee) portion of P&I	2	No commas(,) or dollar signs ($)
LIQ_AMT	Liquidation Principal Amt to bring balance to zero	2	No commas(,) or dollar signs ($)
PIF_DATE	Liquidation Date		MM/DD/YYYY
ACTION_CODE	Either 60 for liquidation or 65 for Repurchase		Max length of 2
PRIN_ADJ_AMT	Principal Adjustments made to loan, if applicable	2	No commas(,) or dollar signs ($)
INT_ADJ_AMT	Interest Adjustment made to loan, if applicable	2	No commas(,) or dollar signs ($)
PREPAYMENT PENALTY AMT	Prepayment penalty amount, if applicable	2	No commas(,) or dollar signs ($)
SOILDER_SAILOR ADJ AMT	Soldier and Sailor Adjustment amount, if applicable	2	No commas(,) or dollar signs ($)
NON ADV LOAN AMT	Non Recoverable Loan Amount, if applicable	2	No commas(,) or dollar signs ($)

EXHIBIT D-2

STANDARD FILE LAYOUT – DELINQUENCY REPORTING

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

Exhibit D-3

REALIZED LOSS/GAIN FORM 332

Calculation of Realized Loss/Gain Form 332– Instruction Sheet

The numbers on the form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.         The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.         The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.         Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.   Complete as applicable.  All line entries must be supported by copies of appropriate statements, vouchers, receipts, bills, canceled checks, etc., to document the expense.  Entries not properly documented will not be reimbursed to the Servicer.

13.       The total of lines 1 through 12.

(a)        Credits:

14-21. Complete as applicable.  All line entries must be supported by copies of the appropriate claims forms, EOBs, HUD-1 and/or other proceeds verification, statements, payment checks, etc. to document the credit.  If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 20.

22.       The total of lines 14 through 21.

Please note: For HUD/VA loans, use line (15) for Part A/Initial proceeds and line (16) for Part B/Supplemental proceeds.

(b)        Total Realized Loss (or Amount of Any Gain)

23.       The total derived from subtracting line 22 from 13.  If the amount represents a realized gain, show the amount in parenthesis (   ).

Calculation of Realized Loss/Gain Form 332

WELLS FARGO BANK, N.A.

CALCULATION OF REALIZED LOSS/GAIN

Prepared by:  __________________                          Date:  _______________

Phone:  ______________________   Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name:________________________________________________________

Property Address:________________________________________________________________

Liquidation and Acquisition Expenses:

(1)                 Actual Unpaid Principal Balance of Mortgage Loan               $ ______________        (1)

(2)                 Interest accrued at Net Rate                                                      ________________       (2)

(3)                 Accrued Servicing Fees                                                             ________________      (3)

(4)                 Attorney's Fees                                                                         ________________       (4)

(5)                 Taxes                                                                                         ________________       (5)

(6)                 Property Maintenance                                                               ________________       (6)

(7)                 MI/Hazard Insurance Premiums                                                ________________      (7)

(8)                 Utility Expenses                                                                        ________________       (8)

(9)                 Appraisal/BPO                                                                          ________________       (9)

(10)               Property Inspections                                                                  ________________       (10)

(11)               FC Costs/Other Legal Expenses                                                ________________      (11)

(12)               Other (itemize)                                                                          $________________     (12)

                           Cash for Keys__________________________                 ________________

                           HOA/Condo Fees_______________________                  ________________

                           ______________________________________                ________________

                           ______________________________________                ________________

                           Total Expenses                                                                   $ _______________      (13)

Credits:

(14)               Escrow Balance                                                                         $ _______________      (14)

(15)               HIP Refund                                                                               ________________        (15)

(16)               Rental Receipts                                                                         ________________       (16)

(17)               Hazard Loss Proceeds                                                               ________________       (17)

(18)               Primary Mortgage Insurance Proceeds                                     ________________       (18)

(19)               Pool Insurance Proceeds                                                           ________________       (19)

(20)               Proceeds from Sale of Acquired Property                                ________________        (20)

(21)               Other (itemize)                                                                          ________________       (21)

       _________________________________________                _________________

       _________________________________________                _________________

       Total Credits                                                                             $________________     (22)

Total Realized Loss (or Amount of Gain)              $________________ (23)

EXHIBIT E

Fremont Home Loan Trust 2004-3 TRUST AGREEMENT

EXHIBIT F

FORM OF CERTIFICATION

[Date]

Structured Asset Securities Corporation

745 Seventh Avenue, 7th Floor

New York, New York 10019

Attention:  Mortgage Finance – Fremont Home Loan Trust 2004-3

U.S. Bank National Association

One Federal Street, Third Floor

Boston, Massachusetts 02110

Attention:  Structured Finance Department— Fremont Home

Loan Trust, Series 2004-3

Wells Fargo Bank, N.A.

P.O. Box 98

Columbia, Maryland 21046

Attention:  Corporate Trust Group, Fremont Home Loan Trust 2004-3

(or, in the case of overnight deliveries,

9062 Old Annapolis Road

Columbia, Maryland 21045)

Reference is made to the Securitization Servicing Agreement dated as of October 1, 2004 (the “Servicing Agreement”), by and among Lehman Brothers Holdings Inc., Wells Fargo Bank, N.A., HomEq Servicing Corporation (“Servicer”) and acknowledged by U.S. Bank National Association, as Trustee (the “Trustee”).  I, [identify the certifying individual], a [title] of the Servicer, hereby certify to the Trustee, the Master Servicer and Structured Asset Securities Corporation (the “Depositor”), and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.         Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

2.         Based on my knowledge, the servicing information required to be provided to the Master Servicer by the Servicer under this Servicing Agreement has been provided to the Master Servicer;

3.         I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement and based upon the review required by this Servicing Agreement, and except as disclosed in writing to you on or prior to the date of this certification, either in the Annual Statement of Compliance and the Annual Independent Public Accountant’s Servicing Report submitted to the Master Servicer or in disclosure, a copy of which is attached hereto, the Servicer has, as of the date of this certification fulfilled its obligations under this Servicing Agreement; and

4.         The Servicer has disclosed to the Master Servicer all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement.

                                                                        HomEq Servicing Corporation

                                                                        By:______________________________

                                                                                    Name:

                                                                                    Title:

EXHIBIT G

FANNIE MAE GUIDE NO. 95-19

Reference

o       Selling:      This announcement amends the guide(s) indicated.

☐        Servicing:  Please keep it for reference until we issue a formal change.

Subject            “Full-File” Reporting to Credit Repositories

Part IV, Section 107, of the servicing Guide currently requires servicers to report only 90-day delinquencies to the four major credit repositories.  To ensure that the repositories have up-to-date information for both servicing and origination activity, we have decided to begin requiring -- as of the month ending March 31, 1996 -- servicers to provide the credit repositories a “full-file” status report for the mortgages they service for us.

“Full-file” reporting requires that servicers submit a monthly report to each of the credit repositories to describe the exact status for each mortgage they service for us.  The status reported generally should be the one in effect as of the last business day of each month.  Servicers may, however, use a slightly later cut-off date -- for example, at the and of the first week of a month -- to assure that payment corrections, returned checks, and other adjustments related to the previous month’s activity can be appropriately reflected in their report for that month.  Statuses that must be reported for any given mortgage include the following: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, and charged-off.  (The credit repositories will provide the applicable codes for reporting these statuses to them.)  A listing of each of the major repositories to which “full-file” status reports must be sent is attached.

Servicers are responsible for the complete and accurate reporting of mortgage status information to the repositories and for resolving any disputes that arise about the information they report.  Servicers must respond promptly to any inquiries from borrowers regarding specific mortgage status information about them that was reported to the credit repositories.

Servicers should contact their Customer Account Team in their lead Fannie Mae regional office if they have any questions about this expanded reporting requirement.

Robert J. Engeletad
Senior Vice President – Mortgage and Lender Standards

                                                                                                11/20/95

FANNIE MAE GUIDE 95-19

ATTACHMENT 1

ANNOUNCEMENT

Major Credit Repositories

A “full-file” status report for each mortgage serviced for Fannie Mae must be sent to the following repositories each month (beginning with the month ending March 31, 1996):

Company                                                         Telephone Number

Consumer Credit Associates, Inc.                   Call (713) 595-1190, either extension 950

Threadneedle Street, Suite 200                       150, 101, or 112, for all inquiries.

Houston, Texas 77079-2903

Equifax                                                            Members that have an account number

                                                                        may call their local sales

                                                                        representative for all inquiries; lenders

                                                                        that need to set up an account should

                                                                         call (800) 685-5000 and select the

                                                                         customer assistance option.

TRW Information Systems & Services          Call (800) 831-5614 for all inquiries,

601 TRW Parkway                                          current members should select option 3;

Allen, Texas 75002                                         lenders that need to set up an account should

                                                                        select Option 4.

Trans Union Corporation                                Call (312) 258-1818 to get the name of

555 West Adams                                             the local bureau to contact about setting

Chicago, Illinois 60661                                   up an account or obtaining other

                                                                        information.

                                                                                                                     11/20/95